Exhibit 4.3


                              THE SOUTHERN COMPANY

                              EMPLOYEE SAVINGS PLAN






                             As Amended and Restated
                           Effective December 20, 2006

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                                TABLE OF CONTENTS



ARTICLE I PURPOSE............................................................1

ARTICLE II DEFINITIONS.......................................................2
         2.1      "Account"..................................................2
         2.2      "Actual Contribution Percentage Test"......................2
         2.3      "Actual Deferral Percentage"...............................2
         2.4      "Actual Deferral Percentage Test"..........................2
         2.5      "Administrative Committee".................................3
         2.6      "Affiliated Employer"......................................3
         2.7      "Aggregate Account"........................................3
         2.8      "Aggregation Group"........................................3
         2.9      "Annual Addition"..........................................3
         2.10     "Average Actual Deferral Percentage".......................4
         2.11     "Average Contribution Percentage"..........................4
         2.12     "Beneficiary"..............................................4
         2.13     "Board of Directors".......................................4
         2.14     "Break-in-Service Date"....................................4
         2.15     "Code".....................................................4
         2.16     "Common Stock".............................................4
         2.17     "Company"..................................................4
         2.18     "Company Stock Fund".......................................5
         2.19     "Compensation".............................................5
         2.20     "Contribution Percentage"..................................5
         2.21     "Determination Date".......................................5
         2.22     "Determination Year".......................................5
         2.23     "Direct Rollover"..........................................6
         2.24     "Distributee"..............................................6
         2.25     "Elective Employer Contribution"...........................6
         2.26     "Eligible Employee"........................................6
         2.27     "Eligible Participant".....................................6
         2.28     "Eligible Retirement Plan".................................6
         2.29     "Eligible Rollover Distribution"...........................7
         2.30     "Employee".................................................7
         2.31     "Employee Stock Ownership Plan"............................7
         2.32     "Employer Matching Contribution"...........................7
         2.33     "Employing Company"........................................7
         2.34     "Enrollment Date"..........................................7
         2.35     "ERISA"....................................................7
         2.36     "Excess Aggregate Contributions"...........................7
         2.37     "Excess Deferral Amount"...................................7
         2.38     "Excess Deferral Contributions"............................8
         2.39     "Highly Compensated Employee"..............................8
         2.40     "Hour of Service"..........................................8

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         2.41     "Investment Fund"..........................................8
         2.42     "Key Employee".............................................8
         2.43     "Limitation Year"..........................................8
         2.44     "Look-Back Year"...........................................8
         2.45     "Mirant"...................................................8
         2.46     "Non Highly Compensated Employee"..........................8
         2.47     "Normal Retirement Date"...................................8
         2.48     "One-Year Break in Service"................................8
         2.49     "Participant"..............................................8
         2.50     "Pension Fund Investment Review Committee".................9
         2.51     "Performance Sharing Plan".................................9
         2.52     "Permissive Aggregation Group".............................9
         2.53     "Plan".....................................................9
         2.54     "Plan of Reorganization"...................................9
         2.55     "Plan Year"................................................9
         2.56     "Present Value of Accrued Retirement Income"...............9
         2.57     "Required Aggregation Group"...............................9
         2.58     "Rollover Contribution"....................................9
         2.59     "SEPCO"...................................................10
         2.60     "SEPCO Plan"..............................................10
         2.61     "SEPCO Transferred Account"...............................10
         2.62     "Super-Top-Heavy Group"...................................10
         2.63     "Surviving Spouse"........................................10
         2.64     "Top-Heavy Group".........................................10
         2.65     "Trust" or "Trust Fund"...................................10
         2.66     "Trust Agreement".........................................10
         2.67     "Trustee".................................................10
         2.68     "Valuation Date"..........................................10
         2.69     "Voluntary Participant Contribution"......................10
         2.70     "Year of Service".........................................10

ARTICLE III PARTICIPATION...................................................12
         3.1      Eligibility Requirements..................................12
         3.2      Participation upon Reemployment...........................12
         3.3      No Restoration of Previously Distributed Benefits.........12
         3.4      Loss of Eligible Employee Status..........................12
         3.5      Military Leave............................................13

ARTICLE IV ELECTIVE EMPLOYER CONTRIBUTIONS AND VOLUNTARY
         PARTICIPANT CONTRIBUTIONS..........................................14
         4.1      Elective Employer Contributions...........................14
         4.2      Maximum Amount of Elective Employer Contributions.........14
         4.3      Distribution of Excess Deferral Amounts...................14
         4.4      Additional Rules Regarding Elective Employer
                  Contributions.............................................15
         4.5      Section 401(k) Nondiscrimination Tests....................16
         4.6      Voluntary Participant Contributions.......................19

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         4.7      Manner and Time of Payment of Elective Employer
                  Contributions and Voluntary Participant
                  Contributions.............................................19
         4.8      Change in Contribution Rate...............................19
         4.9      Change in Contribution Amount.............................19
         4.10     Rollovers from Other Plans................................19
         4.11     Catch-Up Contributions....................................20

ARTICLE V EMPLOYER MATCHING CONTRIBUTIONS...................................21
         5.1      Amount of Employer Matching Contributions.................21
         5.2      Payment of Employer Matching Contributions................21
         5.3      Limitations on Employer Matching Contributions
                  and Voluntary Participant Contributions...................21
         5.4      Reversion of Employing Company Contributions..............23
         5.5      Correction of Prior Incorrect Allocations and
                  Distributions.............................................24

ARTICLE VI LIMITATIONS ON CONTRIBUTIONS.....................................25
         6.1      Section 415 Limitations...................................25
         6.2      Correction of Contributions in Excess of Section
                  415 Limits................................................25
         6.3      Combination of Plans......................................26

ARTICLE VII SUSPENSION OF CONTRIBUTIONS.....................................27
         7.1      Suspension of Contributions...............................27
         7.2      Resumption of Contributions...............................27

ARTICLE VIII INVESTMENT OF CONTRIBUTIONS....................................28
         8.1      Investment Funds..........................................28
         8.2      Investment of Contributions...............................28
         8.3      Investment of Earnings....................................28
         8.4      Transfer of Assets between Funds..........................28
         8.5      Change in Investment Direction............................28
         8.6      Section 404(c) Plan.......................................29
         8.7      Suspension, Discontinuance or Restriction of
                  Trading...................................................29
         8.8      Designated Net Litigation Distributions...................29

ARTICLE IX MAINTENANCE AND VALUATION OF PARTICIPANTS' ACCOUNTS..............30
         9.1      Establishment of Accounts.................................30
         9.2      Valuation of Investment Funds.............................31
         9.3      Rights in Investment Funds................................31

ARTICLE X VESTING...........................................................32
         10.1     Vesting...................................................32

ARTICLE XI WITHDRAWALS AND LOANS............................................33
         11.1     Withdrawals by Participants...............................33
         11.2     Notice of Withdrawal......................................34
         11.3     Form of Withdrawal........................................34

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         11.4     Minimum Withdrawal........................................34
         11.5     Source of Withdrawal......................................34
         11.6     Requirement of Hardship...................................34
         11.7     Loans to Participants.....................................36
         11.8     Special Waiver for Participants Employed in the
                  United Kingdom............................................38

ARTICLE XII DISTRIBUTION TO PARTICIPANTS....................................39
         12.1     Distribution upon Retirement..............................39
         12.2     Distribution upon Disability..............................40
         12.3     Distribution upon Death...................................40
         12.4     Designation of Beneficiary in the Event of Death..........40
         12.5     Distribution upon Termination of Employment...............41
         12.6     Commencement of Benefits..................................41
         12.7     Transfer between Employing Companies......................42
         12.8     Distributions to Alternate Payees.........................42
         12.9     Requirement for Direct Rollovers..........................43
         12.10    Consent and Notice Requirements...........................43
         12.11    Form of Payment...........................................43
         12.12    Partial Distribution upon Termination of
                  Employment................................................44
         12.13    Distribution of Dividends Payable on Common Stock.........44
         12.14    Qualified Hurricane Distributions.........................45

ARTICLE XIII ADMINISTRATION OF THE PLAN.....................................48
         13.1     Membership of Administrative Committee....................48
         13.2     Term......................................................48
         13.3     Transaction of Business...................................48
         13.4     Administrative Committee Responsibilities in
                  General...................................................48
         13.5     Administrative Committee and Pension Fund
                  Investment Review Committee as Named Fiduciaries..........49
         13.6     Rules for Plan Administration.............................49
         13.7     Employment of Agents......................................49
         13.8     Co-Fiduciaries............................................49
         13.9     General Records...........................................50
         13.10    Liability of the Administrative Committee.................50
         13.11    Reimbursement of Expenses and Compensation of
                  Administrative Committee..................................50
         13.12    Expenses of Plan and Trust Fund...........................50
         13.13    Responsibility for Funding Policy.........................51
         13.14    Management of Assets......................................51
         13.15    Notice and Claims Procedures..............................51
         13.16    Bonding...................................................52
         13.17    Multiple Fiduciary Capacities.............................52

ARTICLE XIV TRUSTEE OF THE PLAN.............................................53
         14.1     Trustee...................................................53
         14.2     Purchase of Common Stock..................................53
         14.3     Voting of Common Stock....................................53

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         14.4     Voting of Other Investment Fund Shares....................54
         14.5     Uninvested Amounts........................................54
         14.6     Independent Accounting....................................54

ARTICLE XV AMENDMENT AND TERMINATION OF THE PLAN............................55
         15.1     Amendment of the Plan.....................................55
         15.2     Termination of the Plan...................................55
         15.3     Merger or Consolidation of the Plan.......................56

ARTICLE XVI TOP HEAVY REQUIREMENTS..........................................57
         16.1     Top-Heavy Plan Requirements...............................57
         16.2     Determination of Top-Heavy Status.........................57
         16.3     Minimum Allocation for Top-Heavy Plan Years...............58

ARTICLE XVII GENERAL PROVISIONS.............................................60
         17.1     Plan Not an Employment Contract...........................60
         17.2     No Right of Assignment or Alienation......................60
         17.3     Payment to Minors and Others..............................60
         17.4     Source of Benefits........................................61
         17.5     Unclaimed Benefits........................................61
         17.6     Governing Law.............................................61

ARTICLE XVIII SPECIAL REQUIREMENTS FOR ACCOUNT BALANCES
         ATTRIBUTABLE TO ACCRUED BENEFITS TRANSFERRED FROM THE
         SEPCO PLAN.........................................................62
         18.1     SEPCO Transferred Accounts................................62
         18.2     In-Service Withdrawals from SEPCO Transferred
                  Accounts..................................................62
         18.3     Loans from SEPCO Transferred Accounts.....................62
         18.4     Distribution of SEPCO Transferred Accounts................63
         18.5     Code Section 411(d)(6) Protected Benefits.................64

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                              THE SOUTHERN COMPANY

                              EMPLOYEE SAVINGS PLAN

                             As Amended and Restated
                           Effective December 20, 2006


                                    ARTICLE I
                                     PURPOSE


         The purpose of the Plan is to encourage employee thrift, to supplement retirement and death benefits, and to create a competitive compensation program for employees through the establishment of a formal plan under which contributions by and on behalf of Participants are supplemented by contributions of Employing Companies. This Plan is intended to be a stock bonus plan, and all contributions made by an Employing Company to this Plan are expressly conditioned upon the deductibility of such contributions under Code Section 404. In addition, the Company Stock Fund under the Plan is also intended to be an employee stock ownership plan, as defined in Code Section 4975(e)(7) and ERISA
Section 407(d)(6). The Plan was originally effective March 1, 1976, and was most recently amended and restated effective as of December 20, 2006, to provide for the merger of The Southern Company Employee Stock Ownership Plan into the Plan, as well as to incorporate a variety of plan design and other changes.



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                                   ARTICLE II

                                   DEFINITIONS


     All references to articles, sections, subsections, and paragraphs shall be to articles, sections, subsections, and paragraphs of this Plan unless another reference is expressly set forth in this Plan. Any words used in the masculine shall be read and be construed in the feminine where they would so apply. Words in the singular shall be read and construed in the plural, and all words in the plural shall be read and construed in the singular in all cases where they would so apply.

     For purposes of this Plan, unless otherwise required by the context, the following terms shall have the meanings set forth opposite such terms:

     2.1 "Account" shall mean the total amount credited to the account of a Participant, as described in Section 9.1.

     2.2 "Actual Contribution Percentage Test" shall mean the test described in
Section 5.3(a).

     2.3 "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of Elective Employer Contributions on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's compensation for the Plan Year. For the purpose of determining an Eligible Participant's Actual Deferral Percentage for a Plan Year, the Administrative Committee may elect to consider an Eligible Participant's compensation for (a) the entire Plan Year or
(b) that portion of the Plan Year in which the Eligible Participant was eligible to have Elective Employer Contributions made on his behalf, provided that such election is applied uniformly to all Eligible Participants for the Plan Year. For purposes of this Section 2.3, "compensation" shall mean actual compensation for services rendered or paid by the employer to an Eligible Participant which is currently includible in the Eligible Participant's gross income, as reported on the Eligible Participant's Federal Income Tax Withholding Statement (Form W-2), plus (i) an Eligible Participant's elective deferrals under Code Sections 402(g)(3) and 414(v), (ii) amounts contributed or deferred under Code Section 125 by the employer at the Eligible Participant's election that are not includible in the Eligible Participant's gross income, and (iii) amounts which are not includible in an Eligible Participant's gross income by reason of Code Sections 132(f)(4) or 457. Compensation also shall be limited pursuant to Code
Section 401(a)(17). The Actual Deferral Percentage of an Eligible Participant who does not have Elective Employer Contributions made on his behalf shall be zero.

     2.4 "Actual Deferral Percentage Test" shall mean the test described in
Section 4.5(a).

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     2.5 "Administrative Committee" shall mean the administrative committee appointed pursuant to Section 13.1 to serve as plan administrator. Its formal title is the Southern Company Employee Savings Plan Committee.

     2.6 "Affiliated Employer" shall mean an Employing Company and (a) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes such Employing Company, (b) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with such Employing Company, (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes such Employing Company, and (d) any other entity required to be aggregated with such Employing Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing, for purposes of applying the limitations of
Article VI, the term Affiliated Employer shall be adjusted as required by Code
Section 415(h).

     2.7 "Aggregate Account" shall mean with respect to a Participant as of the Determination Date, the sum of the following:

          (a) the Account balance of such Participant as of the most recent valuation occurring within a twelve-month period ending on the Determination Date;

          (b) an adjustment for any contributions due as of the Determination Date;

          (c) any Plan distributions, including unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), but not related rollovers or plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), made within the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group. In the case of a distribution made for a reason other than severance from employment (or separation from service), death or disability, this provision shall be applied by substituting "five-year period" for "one-year period";

          (d) any Employee contributions, whether voluntary or mandatory;

          (e) unrelated rollovers and plan-to-plan transfers to this Plan accepted prior to January 1, 1984; and

          (f) related rollovers and plan-to-plan transfers to this Plan.

     2.8 "Aggregation Group" shall mean either a Required Aggregation Group or a Permissive Aggregation Group.

     2.9 "Annual Addition" shall mean the amount allocated to a Participant's Account and accounts under all defined contribution plans maintained by the Affiliated Employers during a Limitation Year that constitutes

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          (a) Affiliated Employer contributions,

          (b) Voluntary Participant Contributions,

          (c) forfeitures, if any, allocated to a Participant's Account or accounts under all defined contribution plans maintained by the Affiliated Employers, and

          (d) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

     2.10 "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

     2.11 "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

     2.12 "Beneficiary" shall mean any person(s) who, or estate(s), trust(s), or organization(s) which, in accordance with the provisions of Section 12.4, become entitled to receive benefits upon the death of a Participant.

     2.13 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

     2.14 "Break-in-Service Date"means the earlier of:

          (a) the date on which an Employee terminates employment, is discharged, retires, or dies; or

          (b) the last day of an approved leave of absence including any extension.

     In the case of an individual who is absent from work for maternity or paternity reasons, such individual shall not incur a Break-in-Service Date earlier than the expiration of the second anniversary of the first date of such absence; provided, however, that the twelve-consecutive-month period beginning on the first anniversary of the first date of such absence shall not constitute a Year of Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     2.15 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, and the rulings and regulations promulgated thereunder. In the event an amendment to the Code renumbers a section of the Code referred to in this Plan, any such reference automatically shall become a reference to such section as renumbered.

     2.16 "Common Stock" shall mean the common stock of The Southern Company.

     2.17 "Company" shall mean Southern Company Services, Inc., and its successors.

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     2.18 "Company Stock Fund" shall mean the fund under the Plan invested in
Common Stock as described in Section 8.1.

     2.19 "Compensation" shall mean the salary or wages of a Participant, including all amounts contributed by an Employing Company to The Southern Company Flexible Benefits Plan on behalf of a Participant pursuant to a salary reduction arrangement under such plan, plus monthly shift and monthly seven-day schedule differentials, geographic premiums, monthly customer service premiums, monthly nuclear plant premiums, sales commissions paid under a sales commission payment program sponsored by an Employing Company for sales commissioned based employees, and overtime pay resulting from fluctuations in a Participant's weekly hours worked pursuant to a pre-determined flexible work schedule established or approved by an Employing Company that is intended to produce, on average, forty (40) hour work weeks, and before deduction of taxes, social security, etc., but excluding all awards under any incentive pay plans sponsored by the Employing Company, overtime pay (except as specifically included above), any hourly shift differentials, substitution pay, such amounts which are reimbursements to a Participant paid by any Employing Company, including but not limited to, reimbursement for such items as moving expenses and travel and entertainment expenses, and imputed income for automobile expenses, tax preparation expenses and health and life insurance premiums paid by the Employing Company.

     The Compensation of each Participant taken into account for purposes of this Plan shall not exceed the applicable limit under Code Section 401(a)(17).

     2.20 "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Voluntary Participant Contributions and Employer Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's compensation for the Plan Year. For the purpose of determining an Eligible Participant's Contribution Percentage for a Plan Year, the Administrative Committee may elect to consider an Eligible Participant's compensation for (a) the entire Plan Year or (b) that portion of the Plan Year in which the individual is an Eligible Participant, provided that such election is applied uniformly to all Eligible Participants for the Plan Year. For purposes of this Section 2.20, "compensation" shall mean actual compensation for services rendered or paid by the employer to an Eligible Participant which is currently includible in the Eligible Participant's gross income, as reported on the Eligible Participant's Federal Income Tax Withholding Statement (Form W-2), plus (i) an Eligible Participant's elective deferrals under Code Sections 402(g)(3) and 414(v), (ii) amounts contributed or deferred under Code Section 125 by the employer at the Eligible Participant's election that are not includable in the Eligible Participant's gross income, and (iii) amounts which are not includable in an Eligible Participant's gross income by reason of Code Sections 132(f)(4) or 457. Compensation also shall be limited pursuant to Code Section 401(a)(17). The Contribution Percentage of an Eligible Participant who does not make Voluntary Participant Contributions or have Employer Matching Contributions made on his behalf shall be zero.

     2.21 "Determination Date" shall mean with respect to a Plan Year, the last day of the preceding Plan Year.

     2.22 "Determination Year" shall mean the Plan Year being tested.

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     2.23 "Direct Rollover" shall mean a payment by the Plan to the Eligible
Retirement Plan specified by the Distributee.

     2.24 "Distributee" shall include an Employee or former Employee. In addition, Distributee shall include the Employee's or former Employee's surviving spouse, the Employee's or former Employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code), and, for Plan Years beginning on or after January 1, 2007, the Employee's or former Employee's Beneficiary or Beneficiaries.

     2.25 "Elective Employer Contribution" shall mean contributions made pursuant to Section 4.1 during the Plan Year by an Employing Company, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

     2.26 "Eligible Employee" shall mean an Employee who is employed by an Employing Company and (a) who was eligible to be included in the Plan on January 1, 1991, or (b) who is a regular full-time or regular part-time employee, and excluding:

          (1) an individual who is classified by an Employing Company as a leased employee, regardless of whether such classification is determined to be in error;

          (2) any Employee who is represented by a collective bargaining agent unless the representatives of his bargaining unit and the Employing Company mutually agree to participation in the Plan subject to its terms by members of his bargaining unit;

          (3) an individual who is a cooperative education employee; and

          (4) an individual who is classified by the Employing Company as a temporary employee (who was not eligible to be included in the Plan on January 1, 1991) or an independent contractor, regardless of whether such classification is determined to be in error. Effective September 1, 1998, any individual classified by the Employing Company as a temporary employee shall be excluded from the Plan, regardless of any prior inclusion in the Plan and regardless of whether the "temporary employee" classification is determined to be in error.

     2.27 "Eligible Participant" shall mean an Eligible Employee who is authorized to have Elective Employer Contributions or Voluntary Participant Contributions allocated to his Account for the Plan Year.

     2.28 "Eligible Retirement Plan" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a plan described in Section 403(b) of the Code, a plan described in Section 457(b) of the Code which is maintained by a state, an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code that


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accepts the Distributee's Eligible Rollover Distribution.

     2.29 "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee, the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of 10 years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (c) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and (d) for Plan Years prior to January 1, 2007, the portion of any distribution that is not includible in gross income (determined without regard to the exclusion from net unrealized appreciation with respect to employer securities).

     2.30 "Employee" shall mean each individual who is employed by an Affiliated Employer under common law and each individual who is required to be treated as an employee pursuant to the "leased employee" rules of Code Section 414(n) other than a leased employee described in Code Section 414(n)(5).

     2.31 "Employee Stock Ownership Plan" shall mean The Southern Company Employee Stock Ownership Plan, as such plan existed prior to December 20, 2006.

     2.32 "Employer Matching Contribution" shall mean a contribution made by an Employing Company pursuant to Section 5.1 with respect to Elective Employer Contributions and Voluntary Participant Contributions made on behalf of each Participant each payroll period.

     2.33 "Employing Company" shall mean the Company and any affiliate or subsidiary of The Southern Company which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of them. The Employing Companies are set forth on Appendix A to the Plan as updated from time to time. No such entity shall be treated as an Employing Company prior to the date it adopts the Plan.

     2.34 "Enrollment Date" shall mean the first day of each payroll period.

     2.35 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, and the rulings and regulations promulgated thereunder. In the event an amendment to ERISA renumbers a section of ERISA referred to in this Plan, any such reference automatically shall become a reference to such section as renumbered.

     2.36 "Excess Aggregate Contributions" shall mean the amount referred to in Code Section 401(m)(6)(B) with respect to a Participant. In no event may the Excess Aggregate Contributions for any Highly Compensated Employee exceed the amount of the Employer Matching Contributions or Voluntary Participant Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

     2.37 "Excess Deferral Amount" shall mean the amount of Elective Employer Contributions for a calendar year that exceed the Code Section 402(g) limits as allocated to this Plan pursuant to Section 4.3(b).

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     2.38 "Excess Deferral Contributions" shall mean the amount of Elective
Employer Contributions on behalf of a Highly Compensated Employee referred to in Code Section 401(k)(8)(B).

     2.39 "Highly Compensated Employee" shall mean (in accordance with and subject to Code Section 414(q) and any regulations, rulings, notices or procedures thereunder), with respect to any Plan Year: (1) any Employee who was a five percent (5%) owner of The Southern Company or an Affiliated Employer (as determined pursuant to Code Section 416) during the Plan Year or the immediately preceding Plan Year, or (2) any Employee who had compensation in excess of $80,000 in the preceding Plan Year. The $80,000 amount shall be adjusted for inflation and for short Plan Years, pursuant to Code Section 414(q). The Employer may, at its election, limit Employees who had compensation in excess of $80,000 to only those Employees who fall within the "top-paid group," as defined in Code Section 414(q) excluding those employees described in Code Section 414(q)(8) for such purpose. In determining whether an Employee is a Highly Compensated Employee, the Administrative Committee may make any elections authorized under applicable regulations, rulings, notices, or revenue procedures. For purposes of this Section 2.39, "compensation" shall mean compensation within the meaning of Code Section 415(c)(3).

     2.40 "Hour of Service" shall mean each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer.

     2.41 "Investment Fund" shall mean any one of the funds described in Article VIII which constitutes part of the Trust Fund.

     2.42 "Key Employee" shall mean any Employee or former Employee (and his Beneficiary) who is a key employee within the meaning of Code Section 416(i)(1).

     2.43 "Limitation Year" shall mean the Plan Year.

     2.44 "Look-Back Year" shall mean the Plan Year preceding the Determination Year.

     2.45 "Mirant" shall mean Mirant Corporation, any subsidiary of Mirant Corporation, or any successor thereto.

     2.46 "Non Highly Compensated Employee" shall mean an Employee who is not a Highly Compensated Employee.

     2.47 "Normal Retirement Date" shall mean the first day of the month following a Participant's sixty-fifth (65th) birthday.

     2.48 "One-Year Break in Service" shall mean each twelve-consecutive-month period within the period commencing with an Employee's Break-in-Service Date and ending on the date the Employee is again credited with an Hour of Service.

     2.49 "Participant" shall mean (a) an Eligible Employee who has elected to participate in the Plan as provided in Article III and whose participation in the Plan at the time of reference has not been terminated as provided in the Plan, (b) an Employee or former Employee who has ceased to be a Participant under (a) above, but for whom an Account is maintained under the Plan, (c) an Eligible Employee who has made a Rollover Contribution to this Plan to the extent that the Provisions of the Plan apply to such Rollover Contribution of the Eligible Employee, (d) an Employee or former Employee for whom an Account is maintained for amounts transferred to the Plan from the Performance Sharing Plan, and (e) an Employee or former Employee for whom an Account is maintained for amounts transferred to the Plan from the Employee Stock Ownership Plan.

     2.50 "Pension Fund Investment Review Committee"shall mean the Pension Fund Investment Review Committee of The Southern Company System appointed pursuant to
Section 13.4.

     2.51 "Performance Sharing Plan" shall mean The Southern Company Performance Sharing Plan, as such plan existed prior to June 21, 2002.

     2.52 "Permissive Aggregation Group" shall mean a group of plans consisting of the Required Aggregation Group and, at the election of the Affiliated Employers, such other plan or plans not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) and 410.

     2.53 "Plan" shall mean The Southern Company Employee Savings Plan, as described herein or as from time to time amended.

     2.54 "Plan of Reorganization" shall mean the Second Amended Joint Chapter 11 Plan of Reorganization for Mirant Corporation and its Affiliated Debtors.

     2.55 "Plan Year" shall mean the twelve-month period commencing January 1st and ending on the last day of December next following.

     2.56 "Present Value of Accrued Retirement Income" shall mean an amount determined solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which the Plan is a part, is top heavy in accordance with Code Section 416.

     2.57 "Required Aggregation Group" shall mean those plans that are required to be aggregated as determined under this Section 2.57. In determining a Required Aggregation Group hereunder, each plan of the Affiliated Employers in which a Key Employee is a participant and each other plan of the Affiliated Employers which enables any plan in which a Key Employee participates to meet the requirements of Code Section 410 or 401(a)(4) will be required to be aggregated.

     2.58 "Rollover Contribution" shall mean that portion of an eligible rollover distribution that an Eligible Employee elects to contribute to this Plan in accordance with the requirements of Section 4.10. The Plan will accept a direct rollover of an eligible rollover distribution from (a) a qualified plan described in Code Section 401(a) or 403(a), (b) an annuity contract described in Code Section 403(b), or (c) an eligible plan under Code Section 457(b). In addition, the Plan will accept a Rollover Contribution from a conduit individual retirement account or annuity ("IRA"). However, in no event shall the Plan accept after-tax employee contributions as a Rollover Contribution.

     2.59 "SEPCO" shall mean Savannah Electric and Power Company.

     2.60 "SEPCO Plan" shall mean the Employee Savings Plan of Savannah Electric and Power Company as in effect December 31, 1992.

     2.61 "SEPCO Transferred Account" shall mean the total amount credited to the account of a Participant as described in Section 9.1(b).

     2.62 "Super-Top-Heavy Group" shall mean an Aggregation Group that would be a Top-Heavy Group if 90% were substituted for 60% in Section 2.64.

     2.63 "Surviving Spouse" shall mean the person to whom the Participant is married on the date of his death, if such spouse is then living, provided that the Participant and such spouse shall have been married throughout the one (1) year period ending on the date of the Participant's death.

     2.64 "Top-Heavy Group" shall mean an Aggregation Group in which, as of the Determination Date, the sum of:

          (a) the Present Value of Accrued Retirement Income of Key Employees under all defined benefit plans included in that group, and

          (b) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds 60% of a similar sum determined for all employees.

     2.65 "Trust" or "Trust Fund" shall mean the trust established pursuant to the Trust Agreement.

     2.66 "Trust Agreement" shall mean the trust agreement between the Company and the Trustee, as described in Article XIV.

     2.67 "Trustee" shall mean the person or corporation designated as trustee under the Trust Agreement, including any successor or successors.

     2.68 "Valuation Date" shall mean each business day of the New York Stock Exchange.

     2.69 "Voluntary Participant Contribution" shall mean a contribution made pursuant to Section 4.6 during the Plan Year.

     2.70 "Year of Service" shall mean a twelve-month period of employment as an Employee, including any fractions thereof. Calculation of the twelve-month periods shall commence with the Employee's first day of employment, which is the date on which an Employee first performs an Hour of Service, and shall terminate on his Break-in-Service Date. Thereafter, if he has more than one period of employment as an Employee, his Years of Service for any subsequent period shall commence with the Employee's reemployment date, which is the first date following a Break-in-Service Date on which the Employee performs an Hour of Service, and shall terminate on his next Break-in-Service Date. An Employee who has a Break-in-Service Date and resumes employment with the Affiliated Employers within twelve months of his Break-in-Service Date shall receive a fractional Year of Service for the period of such cessation of employment.

     Notwithstanding anything in this Section 2.70 to the contrary, an Employee shall not receive credit for more than one Year of Service with respect to any twelve-consecutive-month period.

                                  ARTICLE III

                                  PARTICIPATION


     3.1 Eligibility Requirements. Each Eligible Employee who was an active Participant on December 19, 2006 shall continue to be an active Participant in the Plan on December 20, 2006, provided he remains an Eligible Employee. Each other Eligible Employee may elect to participate in the Plan as of any Enrollment Date after the Employee's first day of employment as an Eligible Employee or as soon as administratively practicable thereafter. An Eligible Employee shall make an election to participate by authorizing deductions from or reduction of his Compensation as contributions to the Plan in accordance with
Article IV, and directing the investment of such contributions in accordance with Article VIII. Such Compensation deduction and/or reduction authorization and investment direction shall be made in accordance with the procedures established by the Administrative Committee.

     3.2 Participation upon Reemployment. If an Employee terminates his employment with an Affiliated Employer and is subsequently reemployed as an Eligible Employee, he may elect to become an active Participant in the Plan as of the date of his reemployment or as soon as administratively practicable thereafter.

     3.3 No Restoration of Previously Distributed Benefits. A Participant who has terminated his employment with the Affiliated Employers and who has received a distribution of the amount credited to his Account pursuant to Section 12.5 shall not be entitled to restore the amount of such distribution to his Account if he is reemployed and again becomes a Participant in the Plan.

     A Participant whose benefit under the Plan was transferred to a qualified plan maintained by Mirant Services, LLC as a result of the spin-off of Mirant from the Southern Company controlled group on April 2, 2001 shall not be entitled to restoration of the amount of such transfer upon his subsequent reemployment by an Affiliated Employer.

     Notwithstanding the foregoing, a Participant who terminated employment at a time when he was zero percent (0%) vested in his account under the Performance Sharing Plan and was deemed cashed-out of the Performance Sharing Plan, and who returns to the employ of an Affiliated Employer before incurring five (5) consecutive One-Year Breaks in Service shall be deemed to have bought back into this Plan and shall be entitled to a restoration of his benefits attributable to amounts under the Performance Sharing Plan, unadjusted for any subsequent gains or losses.

     3.4 Loss of Eligible Employee Status. If a Participant loses his status as an Eligible Employee, but remains an Employee, such Participant shall be ineligible to participate and shall be deemed to have elected to suspend making Voluntary Participant Contributions or to have Elective Employer Contributions made on his behalf.

     3.5 Military Leave. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments may be suspended under the Plan as permitted under Section 414(u)(4) of the Code.

                                   ARTICLE IV

                       ELECTIVE EMPLOYER CONTRIBUTIONS AND

                       VOLUNTARY PARTICIPANT CONTRIBUTIONS


     4.1 Elective Employer Contributions. Subject to the combined limitation on Elective Employer Contributions and Voluntary Participant Contributions under
Section 4.6, an Eligible Employee who meets the participation requirements of
Article III may elect in accordance with the procedures established by the Administrative Committee to have his Compensation reduced by a whole percentage of his Compensation, which percentage shall not be less than one percent (1%) nor more than twenty-five percent (25%) of his Compensation, except to the extent permitted under Section 4.11 of the Plan and Code Section 414(v), such Elective Employer Contribution to be contributed to his Account under the Plan.

     4.2 Maximum Amount of Elective Employer Contributions. Subject to Section 4.11, the maximum amount of Elective Employer Contributions that may be made on behalf of a Participant during any Plan Year to this Plan or any other qualified plan maintained by an Employing Company shall not exceed the dollar limitation set forth in Section 402(g) of the Code in effect at the beginning of such Plan Year.

     4.3 Distribution of Excess Deferral Amounts

     (a) In General. Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed (and any corresponding Employer Matching Contributions shall be forfeited) no later than April 15, 2007, and each April 15 thereafter, to Participants who allocate (or are deemed to allocate) such amounts to this Plan pursuant to (b) below for the preceding calendar year. Excess Deferral Amounts that are distributed shall not be treated as an Annual Addition. Any Employer Matching Contributions forfeited pursuant to this subsection (a) shall be applied, subject to Section 6.1, toward funding Employing Company contributions (for the Plan Year immediately following the Plan Year to which such forfeited Employer Matching Contributions relate) or distributed, as directed by the Administrative Committee, to the extent permitted by applicable law.

     (b) Assignment. The Participant's allocation of amounts in excess of the Code Section 402(g) limits to this Plan shall be in writing; shall be submitted to the Administrative Committee no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k), 408(p), 402(h)(1)(B), 457, 501(c)(18), or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. A Participant is deemed to notify the Administrative Committee of any Excess Deferral

Amounts that arise by taking into account only those deferrals under this Plan and any other plans of an Affiliated Employer.

     (c) Determination of Income or Loss. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income or loss through the last day of the Plan Year or the date of distribution, as determined by the Administrative Committee. The income or loss allocable to Excess Deferral Amounts is the sum of:

          (1) income or loss allocated to the Participant's Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Deferral Amount for the year and the denominator is the Participant's Account balance attributable to Elective Employer Contributions, minus any income or plus any loss occurring during the Plan Year; and

          (2) if the Administrative Committee shall determine in its sole discretion, ten percent (10%) of the amount determined under (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of the month.

     Notwithstanding the above, the Administrative Committee may designate any reasonable method for computing the income or loss allocable to Excess Deferral Amounts, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts.

     (d) Maximum Distribution Amount. The Excess Deferral Amount, which would otherwise be distributed to the Participant, shall, if there is a loss allocable to such Excess Deferral Amount, in no event be less than the lesser of the Participant's Account under the Plan attributable to Elective Employer Contributions or the Participant's Elective Employer Contributions for the Plan Year.

     4.4 Additional Rules Regarding Elective Employer Contributions.

     Salary reduction agreements shall be governed by the following:

     (a) A salary reduction agreement shall apply to payroll periods during which such salary reduction agreement is in effect. The Administrative Committee, in its discretion, may establish administrative procedures whereby the actual reduction in Compensation may be made to coincide with each payroll period of the Employing Company, or at such other times as the Administrative Committee may determine.

     (b) The Employing Company may amend or revoke its salary reduction agreement with any Participant at any time, if the Employing Company determines that such revocation or amendment is necessary to ensure that a Participant's additions for any Plan Year will not exceed the limitations of Sections 4.2 and
6.1 of the Plan or to ensure that the Actual Deferral Percentage Test is satisfied.

     (c) Except as required under (b) above, and under Section 4.5(b) below, no amounts attributable to Elective Employer Contributions may be distributed to a Participant or his Beneficiary from his Account prior to the earlier of:

          (1) the severance from employment, death or disability of the Participant;

          (2) the attainment of age 59 1/2 by the Participant;

          (3) the termination of the Plan without establishment of a successor plan; or

          (4) a financial hardship of the Participant pursuant to Section 11.6 of the Plan.

     4.5 Section 401(k) Nondiscrimination Tests.

     (a) Actual Deferral Percentage Test. The Plan shall satisfy the nondiscrimination test of Section 401(k)(3) of the Code, under which no Elective Employer Contributions shall be made that would cause the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees to exceed the following:

          (1) The Average Actual Deferral Percentage for the Eligible Participants who are Highly Compensated Employees in the current Plan Year shall not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Participants who were Non Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

          (2) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees in the current Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who were Non Highly Compensated Employees in the prior Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees in the current Plan Year does not exceed the Average Actual Deferral Percentage for the prior Plan Year for Eligible Participants who were Non Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

     (b) Distribution of Excess Deferral Contributions.

          (1) In General. The Excess Deferral Contributions for a Highly Compensated Employee for a Plan Year which are to be distributed shall be distributed such that the Highly Compensated Employee with the highest amount of Elective Employer Contributions for the Plan Year shall be reduced to the extent required to:

               (A) distribute the total amount of Excess Deferral Contributions, or

               (B) cause the amount of such Highly Compensated Employee's Elective Employer Contributions to equal the amount of Elective Employer Contributions of the Highly Compensated Employee with the next highest amount of Elective Employer Contributions for the Plan Year.

          This process must be repeated until all Excess Deferral Contributions are distributed.

          Excess Deferral Contributions plus any income and minus any loss allocable thereto shall be distributed (and any corresponding Employer Matching Contribution shall be forfeited) to Participants on whose behalf such Excess Deferral Contributions were made within two and one-half (2-1/2) months after the last day of the Plan Year in which such excess amounts arose, and in any event not later than the last day of the Plan Year following the close of the Plan Year for which such contributions were made. Distribution of Excess Deferral Contributions shall be made to Highly Compensated Employees in accordance with this Section 4.5(b). Any Employer Matching Contributions forfeited pursuant to this Subsection (b)(1) shall be applied, subject to Section 6.1, toward funding Employing Company contributions (for the Plan Year immediately following the Plan Year to which such forfeited Employer Matching Contributions relate) or distributed, as directed by the Administrative Committee, to the extent permitted by applicable law.

          (2) Determination of Income or Loss. Excess Deferral Contributions to be distributed shall be adjusted for any income or loss through the date of distribution (or, for Plan Years beginning on or after January 1, 2008, through the end of the current Plan Year). The income or loss allocable to such Excess Deferral Contributions is the sum of:

               (A) income or loss allocated to the Participant's Account for the taxable year multiplied by a fraction, the numerator of which is the Participant's Excess Deferral Contributions to be distributed for the year and the denominator is the Participant's Account balance attributable to Elective Employer Contributions, minus any income or plus any loss occurring during the Plan Year; and

               (B) if the Administrative Committee shall determine in its sole discretion, ten percent (10%) of the amount determined under (A) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of the month.

          Notwithstanding the above, the Administrative Committee may designate any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts. The Plan will not fail to use a reasonable method for computing the income and loss allocable to Excess Deferral Contributions merely because the income and loss allocable to Excess Deferral Contributions is determined on a date that is no more than seven (7) days before the distribution.

          (3) Maximum Distribution Amount. The Excess Deferral Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the Excess Deferral Amount distributed to the Participant; and shall, if there is a loss allocable to the Excess Deferral Contributions, in no event be less than the lesser of the Participant's Account under the Plan attributable to Elective Employer Contributions or the Participant's Elective Employer Contributions for the Plan Year.

     (c) Special Rules.

          (1) For purposes of this Section 4.5, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have deferral contributions allocated to his account under two (2) or more plans or arrangements described in
     Section 401(k) of the Code that are maintained by an Affiliated Employer shall be determined as if all such deferral contributions were made under a single arrangement. If a Highly Compensated Employee participates in two
     (2) or more cash or deferred arrangements that have different plan years, all cash or deferred contributions made under such arrangements with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Code Section 401(k). For purposes of the Actual Deferral Percentage Test under this Section 4.5, the Company Stock Fund shall not be treated as a separate arrangement.

          (2) In the event that this Plan satisfies the requirements of Code
     Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code
     Section 401(k), 401(a)(4), or 410(b) only if aggregated with this Plan, then the actual deferral percentages shall be determined as if all such plans were a single plan.

     4.6 Voluntary Participant Contributions. An Eligible Employee who meets the participation requirements of Article III may elect in accordance with the procedures established by the Administrative Committee to contribute to his Account a Voluntary Participant Contribution consisting of any whole percentage of his Compensation, which percentage is not less than one percent (1%) nor more than twenty-five percent (25%) of his Compensation. The maximum Voluntary Participant Contribution shall be reduced by the percent, if any, which is contributed as an Elective Employer Contribution on behalf of such Participant under Section 4.1.

     4.7 Manner and Time of Payment of Elective Employer Contributions and Voluntary Participant Contributions. Contributions made in accordance with Sections 4.1 and 4.6 will be made only through payroll deductions and will be effective as of the payroll period commencing as soon as practicable after the date on which the Participant elects to commence participation in the Plan. Contributions shall be remitted to the Trustee as of the earliest date on which such contributions can reasonably be segregated from each Employing Company's general assets, but in any event not later than the fifteenth (15th) business day of the month following the month during which such amounts would otherwise have been payable to the Participant in cash or such earlier time as may be prescribed by applicable law.

     4.8 Change in Contribution Rate. A Participant may prospectively change the percentage of his Compensation that he has authorized as the Elective Employer Contribution to be made on his behalf or his Voluntary Participant Contribution to another permissible percentage in accordance with the procedures established by the Administrative Committee. Such election shall be effective as soon as practicable after it is made.

     4.9 Change in Contribution Amount. In the event of a change in the Compensation of a Participant, the percentage of the Elective Employer Contribution made on his behalf or his Voluntary Participant Contribution currently in effect shall be applied as soon as practicable with respect to such changed Compensation without action by the Participant.

     4.10 Rollovers from Other Plans. An Eligible Employee who is hired or rehired and has received a distribution of his interest in a retirement plan of a former employer, or a distribution of the interest of his deceased spouse in a retirement plan of his spouse's former employer, under circumstances meeting the requirements of Section 402(c)(4) of the Code relating to eligible rollover distributions from qualified plans, including plans established under Code
Section 403(b) or 457(b), may elect to deposit all or any portion (as designated by such Eligible Employee) of the amount of such distribution as a Rollover Contribution to this Plan. A Rollover Contribution may be made only within 60 days following the date the Eligible Employee receives the distribution from the plan of his former employer (or within such additional period as may be provided under Section 408 of the Code if the Eligible Employee shall have made a timely deposit of the distribution in an individual retirement account) and within 18 months after the date of his employment or reemployment with an Employing Company. However, the 18-month requirement shall not apply with respect to Rollover Contributions attributable to the distribution of the interest of an Eligible Employee's deceased spouse in a retirement plan of the spouse's former employer.

     The Administrative Committee shall establish rules and procedures to implement this Section 4.10, including without limitation, such procedures as may be appropriate to permit the Administrative Committee to verify the tax qualified status of the plan of the former employer and compliance with any applicable provisions of the Code relating to such contributions. The amount contributed to the Trustee pursuant to this Section 4.10 shall be placed in the Eligible Employee's Rollover Contribution subaccount for the benefit of the Eligible Employee pursuant to Section 9.1. The Eligible Employee shall have a fully vested interest in the balance of his Rollover Contribution subaccount at all times and such Rollover Contribution subaccount shall share in the earnings, gains, and losses of the Trust Fund as set forth in Article IX of the Plan. An Employee shall be entitled to a distribution of his Rollover Contribution subaccount pursuant to the applicable provisions of Article XI and Article XII hereof.

     4.11 Catch-Up Contributions. All Eligible Participants who will have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of making of such catch-up contributions. Catch-up contributions shall be made in such dollar amounts as elected by the Participant in accordance with the procedures established by the Administrative Committee.

                                   ARTICLE V

                         EMPLOYER MATCHING CONTRIBUTIONS


     5.1 Amount of Employer Matching Contributions. The Board of Directors, in its sole and absolute discretion, shall determine the amount of Employer Matching Contributions that shall be made by each Employing Company on behalf of each Participant in its employ. The amount of Employer Matching Contributions shall be fixed by resolutions of the Board of Directors and communicated to each Employing Company prior to the first day of each Plan Year.

     5.2 Payment of Employer Matching Contributions. Except as provided herein, Employer Matching Contributions shall be remitted to the Trustee as soon as practicable after the payroll period to which they relate.

     5.3 Limitations on Employer Matching Contributions and Voluntary Participant Contributions.

          (a) Actual Contribution Percentage Test. The Plan shall satisfy the nondiscrimination test of Section 401(m) of the Code, under which the Average Contribution Percentage for Eligible Participants shall not exceed
     (1) or (2) as follows:

               (1) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees in the current Plan Year shall not exceed the Average Contribution Percentage for the prior Plan Year for Eligible Participants who were Non Highly Compensated Employees in the prior Plan Year multiplied by 1.25; or

               (2) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees in the current Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who were Non Highly Compensated Employees in the prior Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees in the current Plan Year does not exceed the Average Contribution Percentage for the prior Plan Year for Eligible Participants who were Non Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

          (b) Distribution of Excess Aggregate Contributions.

               (1) In General. The Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year which are to be distributed shall be distributed such that the Highly Compensated Employee with the highest amount of Matching Employer Contributions and Voluntary Participant Contributions shall be reduced to the extent required to:

                    (A) distribute the total amount of Excess Aggregate
               Contributions, or

                    (B) cause the amount of such Highly Compensated Employee's
               Employer Matching Contributions and Voluntary Participant Contributions to equal the amount of Employer Matching Contributions and Voluntary Participant Contributions of the Highly Compensated Employee with the next highest amount of Employer Matching Contributions and Voluntary Participant Contributions for the Plan Year.

               This process must be repeated until all Excess Aggregate Contributions are distributed.

               Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed (or, if forfeitable, forfeited) within 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, and in any event not later than the last day of the following Plan Year, to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions.

               (2) Determination of Income or Loss. Excess Aggregate Contributions to be distributed shall be adjusted for any income or loss through the date of distribution (or, for Plan Years beginning on or after January 1, 2008, through the end of the current Plan Year). The income or loss allocable to such Excess Aggregate Contributions is the sum of:

                    (A) income or loss allocated to the Participant's Account
               attributable to Voluntary Participant Contributions and Employer Matching Contributions to be distributed for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance attributable to Voluntary Participant Contributions and Employer Matching Contributions, minus any income or plus any loss occurring during the Plan Year; and

                    (B) if the Administrative Committee shall determine in its sole discretion, ten percent (10%) of the amount determined under
               (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if distribution occurs after the 15th of the month.

               Notwithstanding the above, the Administrative Committee may designate any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts. The Plan will not fail to use a reasonable method for computing the income and loss allocable to Excess Aggregate Contributions merely because the income and loss allocable to Excess Aggregate Contributions is determined on a date that is no more than seven (7) days before the distribution.

               (3) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed first from Voluntary Participant Contributions allocated to the Participant's Account and any corresponding Employer Matching Contribution shall also be forfeited and then, if necessary, distributed from the remaining Employer Matching Contribution allocated to the Participant's Account.

     (c) Special Rules.

               (1) The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make voluntary participant contributions, to receive employer matching contributions, or to make deferral contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by an Affiliated Employer shall be determined as if all such contributions were made under a single plan.

               (2) In the event that this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with this Plan, then the contribution percentages shall be determined as if all such plans were a single plan.

               (3) The determination and treatment of the Contribution Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.4 Reversion of Employing Company Contributions. Employing Company contributions computed in accordance with the provisions of this Plan shall revert to the Employing Company under the following circumstances:

          (a) In the case of an Employing Company contribution which is made by reason of a mistake of fact, such contribution upon written direction of the Employing Company shall be returned to the Employing Company within one year after the payment of the contribution.

          (b) If any Employing Company contribution is determined to be nondeductible under Section 404 of the Code, then such Employing Company contribution, to the extent that it is determined to be nondeductible, upon written direction of the Employing Company shall be returned to the Employing Company within one year after the disallowance of the deduction.

     The amount which may be returned to the Employing Company under this
Section 5.4 is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or disallowance of the deduction. Earnings attributable to the excess contribution shall not be returned to the Employing Company, but losses attributable thereto shall reduce the amount to be so returned. If the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the Account of any Participant to be reduced to less than the balance which would have been in the Account had the mistaken amount not been contributed, then the amount to be returned to the Employing Company shall be limited so as to avoid such reduction.

     5.5 Correction of Prior Incorrect Allocations and Distributions. Notwithstanding any provisions contained herein to the contrary, in the event that, as of any Valuation Date, adjustments are required in any Participants' Accounts to correct any incorrect allocation of contributions or investment earnings or losses, or such other discrepancies in Account balances that may have occurred previously, the Employing Companies may make additional contributions to the Plan to be applied to correct such incorrect allocations or discrepancies. The additional contributions shall be allocated by the Administrative Committee to adjust such Participants' Accounts to the value which would have existed on said Valuation Date had there been no prior incorrect allocation or discrepancies. The Administrative Committee shall also be authorized to take such other actions as it deems necessary to correct prior incorrect allocations or discrepancies in the Accounts of Participants under the Plan.

                                   ARTICLE VI

                          LIMITATIONS ON CONTRIBUTIONS


     6.1 Section 415 Limitations. Notwithstanding any provision of the Plan to the contrary, except to the extent permitted under Code Section 414(v), the total Annual Additions allocated to the Account (and the accounts under all defined contribution plans maintained by an Affiliated Employer) of any Participant for any Limitation Year in accordance with Code Section 415 and the regulations thereunder, which are incorporated herein by this reference, shall not exceed the lesser of the following amounts:

          (a) one hundred percent (100%) of the Participant's compensation (as defined in Code Section 415(c)(3) and any rulings and regulations thereunder) in the Limitation Year; or

          (b) $40,000 (as adjusted pursuant to Code Section 415(d)(1)(C)).

     6.2 Correction of Contributions in Excess of Section 415 Limits. If the Annual Additions for a Participant exceed the limits of Section 6.1 as a result of the allocation of forfeitures, if any, a reasonable error in estimating a Participant's annual compensation for purposes of the Plan, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual, or under other limited facts and circumstances that the Commissioner of the Treasury finds justify the availability of the rules set forth in this Section 6.2, the excess amounts shall not be deemed Annual Additions if they are treated in accordance with any one or more or any combination of the following:

          (a) distribute to the Participant that portion, or all, of his Elective Employer Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1;

          (b) return to the Participant that portion, or all, of his Voluntary Participant Contributions (as adjusted for income and loss) as is necessary to ensure compliance with Section 6.1; and

          (c) forfeiture of that portion, or all, of the Employer Matching Contributions (as adjusted for income and loss) and any forfeitures of Employer contributions that were allocated to the Participant's Account (as adjusted for income and loss), as is necessary to ensure compliance with
     Section 6.1.

     Any amounts distributed or returned to the Participant under (a) or (b) above shall be disregarded for purposes of the Actual Deferral Percentage Test and for purposes of the Actual Contribution Percentage Test.

     Any amounts forfeited under this Section 6.2 shall be held in a suspense account and shall be applied, subject to Section 6.1, toward funding the Employer Matching Contributions for the next succeeding Plan Year. Such application shall be made prior to any Employing Company contributions and prior to any Employer Matching Contributions that would constitute Annual Additions. No income or investment gains and losses shall be allocated to the suspense account provided for under this Section 6.2. If any amount remains in a suspense account provided for under this Section 6.2 upon termination of this Plan, such amount will revert to the Employing Companies notwithstanding any other provision of this Plan.

     6.3 Combination of Plans. If an Employee participates in more than one defined contribution plan maintained by an Affiliated Employer and his Annual Additions exceed the limitations of Section 6.1, corrective adjustments shall be made first under this Plan and then, to the extent necessary, under such other defined contribution plan.

                                  ARTICLE VII

                           SUSPENSION OF CONTRIBUTIONS


     7.1 Suspension of Contributions. A Participant may (on a prospective basis) voluntarily suspend the Elective Employer Contributions made on his behalf and his Voluntary Participant Contributions in accordance with the procedures established by the Administrative Committee. Such suspension shall be effective as soon as practicable after it is made. Whenever Elective Employer Contributions made on a Participant's behalf and Voluntary Participant Contributions are suspended, Employer Matching Contributions shall also be suspended.

     7.2 Resumption of Contributions. A Participant may terminate prospectively a suspension described in Section 7.1 in accordance with the procedures established by the Administrative Committee. Such resumption of contributions shall be effective as soon as practicable after the election to terminate prospectively the suspension is made. There shall be no make up of any contributions by a Participant or by an Employing Company with respect to a period of suspension.

                                  ARTICLE VIII

                           INVESTMENT OF CONTRIBUTIONS


     8.1 Investment Funds. Except for the Company Stock Fund, which shall be and remain an Investment Fund as a matter of Plan design and without any action by the Pension Fund Investment Review Committee, the Pension Fund Investment Review Committee may from time to time select or terminate other Investment Funds. The Company Stock Fund shall be exclusively invested and, subject to Section 12.13 of the Plan, reinvested in Common Stock, provided that funds applicable to the purchase of Common Stock pending investment of such funds may be temporarily invested in short-term United States Government obligations, other obligations guaranteed by the United States Government, commercial paper, or certificates of deposit, and, if the Trustee so determines, may be transferred to money market funds utilized by the Trustee for qualified employee benefit trusts.

     8.2 Investment of Contributions. Each Participant shall direct, at the time he elects to participate in the Plan and at such other times as may be directed by the Administrative Committee or pursuant to Section 8.5, that his Account be invested in one or more of the Investment Funds, provided such investments are made in one-percent (1%) increments. Employer Matching Contributions made on or after November 1, 2006, shall be invested solely in accordance with a Participant's investment direction. With respect to any investment direction in effect on November 1, 2006 for Elective Employer Contributions and Voluntary Participant Contributions, such investment direction shall also apply to Employer Matching Contributions until the Participant makes a different investment direction. A Participant may change his investment direction pursuant to Section 8.5.

     8.3 Investment of Earnings. Except as provided in Section 12.13, interest, dividends, if any, and other distributions received by the Trustee with respect to an Investment Fund shall be invested in such Investment Fund.

     8.4 Transfer of Assets between Funds. A Participant may direct in accordance with the provisions of this Section 8.4 and such procedures established by the Administrative Committee that all of his interest in an Investment Fund or Funds attributable to amounts in his Account or any portion of such amount (expressed in number of shares, whole dollar amounts, or one-percent (1%) increments) to the credit of his Account be transferred and invested by the Trustee as of such date in any other Investment Fund as designated by the Participant. Such direction shall be effective as soon as practicable after it is made.

     8.5 Change in Investment Direction. Any investment direction given by a Participant shall continue in effect until changed by the Participant. A Participant may change his investment direction as to the future contributions and allocations to his Account in accordance with the procedures established by the Administrative Committee, and such direction shall be effective as soon as practicable after it is made.

     8.6 Section 404(c) Plan. This Plan is intended to be a plan described in ERISA Section 404(c) and shall be interpreted in accordance with Department of Labor Regulations Section 1.404c-1, which is incorporated herein by this reference. The Administrative Committee shall take such actions as it deems necessary or appropriate in its discretion to cause the Plan to comply with such requirements, including, but not limited to, providing Participants with the right to request and receive written confirmation of their investment instructions. Further, the Administrative Committee shall take such actions as it deems necessary or appropriate in its discretion (a) to ensure that confidentiality procedures with respect to a Participant's ownership of Common Stock and the exercise of ownership rights with respect to such Common Stock are adequate and utilized, and (b) to appoint an independent fiduciary to carry out such actions as the Administrative Committee determines involve the potential for undue influence on Participants with regard to the direct or indirect exercise of shareholder rights with respect to Common Stock.

     8.7 Suspension, Discontinuance or Restriction of Trading. Notwithstanding any provision of the Plan to the contrary, the Administrative Committee shall take such actions as it deems necessary or appropriate to administer the Plan during any period in which trading of one or more investments has been suspended, discontinued, or otherwise restricted (for example, by ceasing to be traded on a recognized exchange) by application of the securities laws or for any other reason. Such action may include, but shall not be limited to: delaying or restricting fund transfers of such investment; delaying, limiting the amount of, or changing the source of loans, withdrawals or distributions under the Plan; or excluding such investment for purposes of determining the availability of loans or withdrawals. However, in no event shall the foregoing give the Administrative Committee discretion or control over the investment of Plan assets.

     8.8 Designated Net Litigation Distributions. All "Designated Net Litigation Distributions" received by the Plan as described in Section 9.1(e) shall be invested in accordance with a Participant's investment election under the procedures of this Article VIII in effect at any time such Designated Net Litigation Distributions are received by the Plan. Section 13.13 shall apply in the event it is necessary to establish a new Account for a former Participant to hold Designated Net Litigation Distributions received by the Plan attributable to such former Participant and such former Participant has not made an affirmative investment election under the procedures of this Article VIII.

                                   ARTICLE IX

               MAINTENANCE AND VALUATION OF PARTICIPANTS' ACCOUNTS


     9.1 Establishment of Accounts.

          (a) An Account shall be established for each Participant. In addition, subaccounts shall be established for each Participant to reflect all Elective Employer Contributions, Voluntary Participant Contributions, Employer Matching Contributions, Rollover Contributions, and rollover contributions from the SEPCO Plan (and the earnings and/or losses on each subaccount). Each Participant will be furnished a statement of his Account at least annually and upon any distribution.

          (b) The Administrative Committee shall also establish a subaccount known as a Participant's SEPCO Transferred Account to reflect the Participant's interest in the Plan resulting from the merger of the SEPCO Plan into this Plan effective as of January 1, 1993. To the extent that a Participant's Salary Deferral Account, Employer Contribution Account, and Rollover Account (as those terms were defined under the SEPCO Plan), were transferred to this Plan from the SEPCO Plan, such accounts shall retain their character as participant deferral, employer, or rollover contributions, respectively, and the Administrative Committee shall establish and maintain such bookkeeping accounts as it deems necessary to account for such contributions, and any subsequent earnings or losses attributable thereto, under this Plan.

          (c) Upon the merger of the Performance Sharing Plan into this Plan effective as of June 21, 2002, a Participant's interest in the Performance Sharing Plan which is transferred to this Plan shall be added to the Participant's Employer Matching Contributions subaccount and shall be treated as Employer Matching Contributions under the Plan. In the event a Participant for whom amounts were transferred from the Performance Sharing Plan did not have an Account under this Plan prior to such transfer, an Employer Matching Contributions subaccount shall be established for such Participant. Except as otherwise determined by the Administrative Committee, the investment elections in effect under the Performance Sharing Plan at the time amounts are transferred to this Plan shall continue to apply to such amounts under this Plan, and Participants may thereafter direct the investment of such amounts in accordance with Article VIII.

          (d) Upon the merger of the Employee Stock Ownership Plan into this Plan, a Participant's interest in the Employee Stock Ownership Plan which is transferred to this Plan shall be added to the Participant's Employer Matching Contributions subaccount and shall be treated as Employer Matching Contributions under the Plan. In the event a Participant for whom amounts were transferred from the Employee Stock Ownership Plan did not have an Account under this Plan prior to such transfer, an Employer Matching Contributions subaccount shall be established for such Participant. The portion of a Participant's Account attributable to amounts transferred from the Employee Stock Ownership Plan initially shall be invested in the Company Stock Fund. Participants may thereafter direct the investment of such amounts in accordance with Article VIII.

          (e) Pursuant to the terms of the Plan of Reorganization, certain equity holders in Mirant may share in Designated Net Litigation Distributions, as described in Section 10.13 of the Plan of Reorganization. The Administrative Committee shall establish recordkeeping accounts to reflect a Participant's interest in any Designated Net Litigation Distributions that may be received by the Plan. Upon receipt by the Plan of any Designated Net Litigation Distributions, the Administrative Committee shall establish a subaccount known as the "Mirant Litigation Distribution Account" to reflect the Participant's interest in the Designated Net Litigation Distributions. In the event Designated Net Litigation Distributions are received by the Plan with respect to any former Participant for whom an Account is no longer maintained, the Administrative Committee shall establish a new Account for such Participant which shall be comprised solely of his Mirant Litigation Distribution Account.

     9.2 Valuation of Investment Funds. Except as provided in Section 12.13 of the Plan, a Participant's Account in respect of his interest in each Investment Fund shall be credited or charged, as the case may be, as of each Valuation Date with the dividends, income, gains, appreciation, losses, depreciation, forfeitures, expenses, and other transactions with respect to such Investment Fund for the Valuation Date as of which such credit or charge accrued. Such credits or charges to a Participant's Account shall be made in such proportions and by such method or formula as shall be deemed by the Administrative Committee to be necessary or appropriate to account for each Participant's proportionate beneficial interest in the Trust Fund in respect of his interest in each Investment Fund. Investments of each Investment Fund shall be valued at their fair market values as of each Valuation Date as determined by the Trustee, and such valuation shall conclusively establish such value.

     9.3 Rights in Investment Funds. Nothing contained in this Article IX shall be deemed to give any Participant any interest in any specific property in any Investment Fund or any interest, other than the right to receive payments or distributions in accordance with the Plan or the right to instruct the Trustee how to vote Common Stock as provided in Section 14.3.

                                    ARTICLE X

                                     VESTING


     10.1 Vesting. The amount to the credit of a Participant's Account shall at all times be fully vested and nonforfeitable.

                                   ARTICLE XI

                              WITHDRAWALS AND LOANS


     11.1 Withdrawals by Participants.

          (a) Subject to the provisions of Article XII, this Section 11.1, and Sections 11.2 through 11.6, a Participant may make withdrawals from his Account effective as of any Valuation Date in the order of priority listed below:

               (1) All or a portion of the value of his Account attributable to Voluntary Participant Contributions (not including any earnings or appreciation thereon) made prior to January 1, 1987;

               (2) All amounts described above, plus all or a portion of the value of his Account attributable to Voluntary Participant Contributions, plus a ratable portion of the earnings and/or appreciation on Voluntary Participant Contributions;

               (3) All amounts described above, plus effective April 1, 1997, all or a portion of the value of his Account attributable to Rollover Contributions (including earnings and appreciation thereon);

               (4) All amounts described above, plus all or a portion of the value of his Account attributable to his Employer Matching Contributions (including earnings and appreciation thereon) allocated to his Account; provided, however, that said Participant shall have participated in the Plan for not less than sixty (60) months at the time of the withdrawal;

               (5) (A) For Participants who have not attained age 59 1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all or a portion of the value of his Account attributable to Elective Employer Contributions (not including any earnings or appreciation thereon for Plan Years beginning after December 31,
          1988); and

                   (B) For Participants who have attained age 59 1/2 or separated from service with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), all amounts described above, plus all ora portion of the value of his Account attributable to any earnings or appreciation on Elective Employer Contributions.

                  For purposes of applying Section 11.1(a)(4), any Participant who has an interest in his Employer Matching Contributions subaccount attributable to an amount transferred from the Employee Stock Ownership Plan shall be treated as first participating in this Plan as of the earlier of the date such individual began participating in the Employee Stock Ownership Plan or the date he began participating in this Plan.

                  (b) Notwithstanding the foregoing, withdrawals from a Participant's SEPCO Transferred Account shall be made in accordance with Article XVIII.

     11.2 Notice of Withdrawal. Notice of withdrawal must be given by a Participant in accordance with the procedures established by the Administrative Committee, and if such withdrawal would constitute an eligible rollover distribution (within the meaning of Code Section 402(c)(4)), the consent and notice requirements of Section 12.10 must be satisfied. Payment of a withdrawal shall be made as soon as practicable and in accordance with Section 12.10, if applicable.

     11.3 Form of Withdrawal. All distributions under this Article XI shall be made in the form of cash, provided that with respect to any distribution which is attributable to Common Stock, the Participant shall have the right to demand that such portion of the distribution be made in the form of Common Stock to the extent of the whole number of shares of Common Stock in his Account. Such demand must be made in accordance with the procedures established by the Administrative Committee.

     11.4 Minimum Withdrawal. No distribution under this Article XI shall be permitted in an amount which has a value of less than $300, unless the value of the amount available under the selected option is less than $300, in which case such available amount will be distributed.

     11.5 Source of Withdrawal. Withdrawals shall be made in accordance with the instructions of the Participant from each of the Investment Funds in which the amount to be distributed is invested. The value of the amount to be distributed under any option listed in Section 11.1 shall be determined as soon as practicable in accordance with the procedures established by the Administrative Committee.

     11.6 Requirement of Hardship.

          (a) Except as provided in (e) below, a withdrawal pursuant to Section 11.1(5)(A), in addition to the other requirements of Article XI, shall be permitted only if the Administrative Committee determines that the withdrawal is to be made on account of an immediate and heavy financial need of the Participant, the amount of the withdrawal does not exceed such financial need, and the amount of the withdrawal is not reasonably available from other resources of the Participant.

          (b) For purposes of this Section 11.6, the following shall be deemed to be immediate and heavy financial needs:

               (1) Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

          including but not limited to, expenses for

                    (A) the diagnosis, cure, mitigation, treatment, or
               prevention of disease, or for the purpose of affecting any structure or function of the body; or

                    (B) transportation primarily for and essential to such
               expenses referred to in (i) above; or

                    (C) insurance (including amounts paid as premiums under part
               B of Title XVIII of the Social Security Act) relating to medical expenses referred to in (i) or (ii) above, provided such expenses are incurred by the Participant, the Participant's spouse or dependent (as defined in Section 152 of the Code without regard to subsections (b)(1), (b)(2) and (d)(1)(B) on or after January 1, 2006), or are necessary for such persons to obtain the medical care described above; or

               (2) Purchase (excluding mortgage payments) of a principal residence for the Participant; or

               (3) Payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, child or children, or dependent (as defined in Section 152 of the Code without regard to subsections (b)(1), (b)(2) and (d)(1)(B)); or

               (4) The need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

               (5) Payment of burial or funeral expenses for the Participant's deceased parent, spouse, child or dependent (as defined in Section 152 of the Code without regard to subsection (d)(1)(B)); or

               (6) Payment of expenses for the repair of damage to the Participant's principal residence that would qualify for a casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

               (7) Any other need which the Commissioner of the Internal Revenue Service, through the publication of revenue rulings, notices, or other documents of general applicability, deems to be immediate and heavy.

          (c) For purposes of this Section 11.6, a withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need if:

               (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

               (2) The Participant has obtained all distributions (including the distribution of Company Stock Fund dividends under Section 404(k) of the Code, if any, in accordance with Section 12.13) and all nontaxable loans currently available to him under all plans maintained by an Affiliated Employer;

               (3) The Participant has utilized all financial resources including assets belonging to the Participant's spouse and minor children that are reasonably available to the Participant; and

               (4) The Participant agrees to suspend all elective employer contributions and voluntary participant contributions to all plans of an Affiliated Employer for at least six (6) months after receipt of the distribution under this Section 11.6.

          (d) When all suspensions pursuant to this Section 11.6 are ended, Elective Employer Contributions and/or Voluntary Participant Contributions may be resumed by the Participant (if the Participant is then eligible and elects to resume such contributions) beginning with the Participant's first payroll period commencing after all suspensions are ended, and Employer Matching Contributions by his Employing Company also shall be resumed. There shall be no make up of any contributions by a Participant or by an Employing Company with respect to a period of suspension.

          (e) Notwithstanding (a) above, if a Participant has attained age 59 1/2 or severed from employment with the Affiliated Employers (within the meaning of Code Section 401(k)(2)(B)(i)(I)), he shall be permitted to make a withdrawal pursuant to Section 11.1(5)(A), even if such withdrawal is not on account of hardship.

     11.7 Loans to Participants.

          (a) The Administrative Committee may, in its sole discretion, direct the Trustee to make a loan or loans from the Trust Fund to any Participant (other than a Participant with an existing Plan loan in arrears) (1) who is an Employee on the active payroll of an Employing Company, (2) who is receiving long-term disability payments under a plan maintained by his Employing Company, (3) who is on a leave of absence authorized by his Employing Company, or (4) who is a party in interest as defined in Section 3(14) of ERISA. All loan applications shall be made in accordance with the procedures established by the Administrative Committee, which shall form a part of this Plan. Such procedures shall establish the terms and conditions of loans under the Plan, including the events constituting default, and shall be consistent with the provisions of this Section 11.7.

          (b) The total amount of all loans outstanding to any one Participant under all qualified plans maintained by an Affiliated Employer shall not exceed the lesser of (1) $50,000, reduced by the excess of the highest outstanding balance of loans from all qualified plans maintained by an Affiliated Employer during the twelve-month period ending on the day before a loan is made, over the outstanding balance of any loans to the Participant from all qualified plans maintained by an Affiliated Employer on the date the loan is made, or (2) fifty percent (50%) of such Participant's Account as of the Valuation Date coinciding with or next following the date the loan application is made. The minimum amount of any loan shall not equal less than $1,000.

          (c) The principal amount of a loan shall be obtained pro rata from each Investment Fund in which the Participant's Account is invested at that time such loan is obtained.

          (d) The Administrative Committee shall adopt and follow uniform and nondiscriminatory procedures in making loans under this Plan to make certain that such loans (1) are available to all Participants on a reasonably equivalent basis, (2) are not made available to Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants, (3) bear a reasonable rate of interest, and (4) are adequately secured. The repayment of such loans by any Participant who is an Employee on the active payroll of an Employing Company shall be made through payroll deduction. The minimum amount of any loan repayment shall not equal less than $20.00, and such repayment shall extend for a period certain of at least twelve (12) months (unless repaid in full), but not to exceed fifty-eight (58) months, expressed in any number of whole months (including the month the loan is made). The term of any loan may be for a period certain of more than fifty-eight (58) months, but not to exceed fifteen (15) years, only if the proceeds of such loan are used to acquire any dwelling used or, within a reasonable period of time, to be used as the principal residence of the Participant.

          (e) The Administrative Committee shall direct the Trustee to obtain from the Participant such note and adequate security as it may require. All loans made pursuant to this Section 11.7 shall be secured by the Participant's Account, and no other types of collateral may be used to secure a loan from the Plan. Notwithstanding the provisions of Section 17.2, if a Participant defaults on a loan under the Plan or if the Participant's employment terminates prior to full repayment thereof, in addition to any other remedy provided in the loan instruments or by law, the Administrative Committee may direct the Trustee to charge against that portion of the Participant's Account which secures the loan the amount required to fully repay the loan. Under no circumstances, however, shall any unpaid loan be charged against a Participant's Account until permitted by applicable law. This Section 11.7 authorizes only the making of bona fide loans and not distributions, and before resort is made against a Participant's Account for his failure to repay any loan, such other reasonable efforts to collect the same shall be made by the Administrative Committee as it deems reasonable and practical under the circumstances.

          (f) No distribution shall be made to any Participant unless and until all unpaid loans to such Participant have either been paid in full or deducted from the Participant's Account.

          (g) All loans made under this Section 11.7 shall be considered earmarked investments of the Participant's Account, and any repayment of principal and interest shall be reinvested in accordance with the Participant's investment direction in effect on the date of such repayment pursuant to Article VIII of the Plan.

     11.8 Special Waiver for Participants Employed in the United Kingdom. A Participant shall be entitled to sign a waiver of his right to make withdrawals or loans from his Account under the provisions of this Article XI with respect to the Elective Employer Contributions and Employer Matching Contributions credited to his Account to the extent necessary to ensure that such contributions are not taxable in the United Kingdom. The purpose of such waiver is to meet the requirements of the Department of Inland Treasury of the United Kingdom for excluding such Elective Employer and Employer Matching Contributions from taxable income in the United Kingdom. Such waiver shall be made on a form prescribed by the Administrative Committee from time to time in accordance with the requirements of the Department of Inland Treasury of the United Kingdom.

                                  ARTICLE XII

                          DISTRIBUTION TO PARTICIPANTS


     12.1 Distribution upon Retirement.

          (a) Subject to the provisions of Article XVIII, if a Participant's employment with the Affiliated Employers is terminated as a result of his retirement pursuant to the defined benefit pension plan of an Affiliated Employer, in addition to the withdrawal options under Section 11.1, the entire balance credited to his Account shall be payable to him in the manner set forth in this Section 12.1 at such time requested by the Participant pursuant to Section 12.6 and in accordance with the procedures established by the Administrative Committee. The distribution shall commence as soon as practicable after the Valuation Date selected by the Participant in one of the following ways:

               (1) In a single lump-sum distribution; or

               (2) In annual installments not to exceed twenty (20), as selected by the Participant, or the Participant's life expectancy. The amount of cash and/or the number of shares of Common Stock in each installment shall be equal to the proportionate value as of each Valuation Date immediately preceding payment of the balance then to the credit of the Participant in his Account determined by dividing the amount credited to his Account as of such Valuation Date by the number of payments remaining to be made.

          If a Participant who is receiving installment payments shall establish to the satisfaction of the Administrative Committee, in accordance with principles and procedures established by the Administrative Committee which are applicable to all persons similarly situated, that a financial emergency exists in his affairs, such as illness or accident to the Participant or a member of his immediate family or other similar contingency, the Administrative Committee may, for the purpose of alleviating such emergency, accelerate the time of payment of some or all of the remaining installments. If a Participant dies before receiving all of the amount to the credit of his Account in accordance with this paragraph (2), the amount remaining to the credit of his Account at his death shall be distributed to his Beneficiary as soon as practicable in accordance with Section 12.4.

          (b) Notwithstanding a Participant's election to defer the receipt of the benefits under (a) above, the Administrative Committee shall direct payment in a single lump sum to such Participant if the balance of his Account does not exceed $5,000 in accordance with the requirements of Code
     Section 411(a)(11) and subject to Section 12.9. The Administrative Committee shall not cash-out any Participant whose Account balance exceeds $5,000 without the written consent of the Participant.

     12.2 Distribution upon Disability. If a Participant's employment with the Affiliated Employers is terminated prior to his Normal Retirement Date by reason of his total and permanent disability, as determined by the Social Security Administration and evidenced in a writing provided to the Administrative Committee, such disabled Participant, in addition to the withdrawal options under Section 11.1, shall be entitled to receive the entire value credited to his Account at such time as requested by the Participant or such legal representative pursuant to Section 12.6 and in accordance with the procedures established by the Administrative Committee. Any distribution pursuant to this
Section 12.2 shall be made in a single lump sum as soon as practicable after the selected Valuation Date.

     Notwithstanding the foregoing, the Administrative Committee shall direct payment in a single lump sum to such Participant or his legal representative if the balance of such Participant's Account does not exceed $5,000 in accordance with the requirements of Code Section 411(a)(11) and subject to Section 12.9.

     12.3 Distribution upon Death. If a Participant dies before he begins receiving a distribution of his Account in accordance with this Article XII, the entire balance credited to the Participant's Account shall be distributed as soon as practicable to the Participant's surviving Beneficiary or Beneficiaries in a lump sum.

     12.4 Designation of Beneficiary in the Event of Death. A Participant may designate a Beneficiary or Beneficiaries (who may be designated contingently) to receive all or part of the amount credited to his Account in case of his death before his receipt of all of his benefits under the Plan, provided that the Beneficiary of a married Participant shall be the Participant's Surviving Spouse, unless such Surviving Spouse shall consent in a writing witnessed by a notary public, which writing acknowledges the effect of the Participant's designation of a Beneficiary other than such Surviving Spouse. However, if such Participant establishes to the satisfaction of the Administrative Committee that such written consent may not be obtained because the Surviving Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe, a designation by such Participant without the consent of the Surviving Spouse shall be valid.

     Any consent necessary under this Section 12.4 shall be valid and effective only with respect to the Surviving Spouse who signs the consent or, in the event of a deemed consent, only with respect to a designated Surviving Spouse.

     A designation of Beneficiary may be revoked by the Participant without the consent of any Beneficiary (or the Participant's Surviving Spouse) at any time before the commencement of the distribution of benefits. A Beneficiary designation or change or revocation of a Beneficiary designation shall be made in accordance with the procedures established by the Administrative Committee.

     If no designated Beneficiary shall be living at the death of the Participant and/or such Participant's Beneficiary designation is not valid and enforceable under applicable law or the procedures of the Administrative Committee, such Participant's Beneficiary or Beneficiaries shall be the person or persons in the first of the following classes of successive preference, if then living:

     (a)  the Participant's spouse on the date of his death,

     (b)  the Participant's children, equally,

     (c)  the Participant's parents, equally,

     (d)  the Participant's brothers and sisters, equally, or

     (e)  the Participant's executors or administrators.

     Payment to such one or more persons shall completely discharge the Plan and the Trustee with respect to the amount so paid.

     12.5 Distribution upon Termination of Employment.

          (a) If a Participant's employment with the Affiliated Employers is terminated for any reason other than in accordance with Sections 12.1, 12.2, and 12.3, the balance to the credit of the Participant's Account shall be payable in a single lump sum. Such lump-sum distribution shall be made as soon as practicable after the Participant's termination of employment, provided that one of the following conditions is met:

               (1) the Participant's Account Balance does not exceed $5,000 in accordance with Code Section 411(a)(11) (and subject to Section 12.9), or

               (2) in accordance with Section 12.10, the Participant elects to receive a distribution of his Account.

          (b) A Participant who does not receive a distribution under Section 12.5(a)(1) may elect to defer the commencement of the distribution of his Account following the termination of his employment until a later Valuation Date, provided that such distribution shall commence not later than the date required under Section 12.6 of the Plan. In addition to the withdrawal options under Section 11.1, any deferred distribution shall commence as soon as practicable after the Valuation Date selected by the Participant.

     12.6 Commencement of Benefits.

          (a) Notwithstanding any other provision of the Plan, and except as further provided in Section 12.6(b) below, if the Participant does not elect to defer commencement of his benefit payments, the payment of his benefits shall begin at the Participant's election no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

               (1) the Participant attains the earlier of age sixty five (65) or his Normal Retirement Date,

               (2) the Participant's tenth (10th) anniversary of participation under the Plan, or

               (3) the Participant's severance from employment with the Affiliated Employers.

          (b) In no event shall the distribution of amounts in a Participant's Account commence later than the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or terminates employment with the Affiliated Employers, in accordance with regulations prescribed by the Secretary of the Treasury. The foregoing requirements in this Section 12.6(b) shall not be applied to restrict the implementation of any written designation given to the Administrative Committee by a Participant prior to January 1, 1984, with regard to the method of distribution of his Account, if such method was permissible under the Plan and Code prior to January 1, 1984. Notwithstanding the foregoing, the payment of benefits to a Participant who is a five percent (5%) owner of The Southern Company or an Affiliated Employer (as determined pursuant to Code Section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 shall begin not later than April 1, of the calendar year following the calendar year in which the Participant attains age 70 1/2 regardless of the Participant's termination from employment.

          Any distribution made under this Plan shall be made in accordance with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefits requirements under Code Section 401(a)(9)(G) and the Treasury Regulations thereunder.

     12.7 Transfer between Employing Companies. A transfer by a Participant from one Employing Company to another Employing Company shall not affect his participation in the Plan. A transfer by a Participant from an Employing Company to an Affiliated Employer that is not an Employing Company shall not be deemed to be a termination of employment with an Employing Company.

     12.8 Distributions to Alternate Payees. If the Participant's Account under the Plan shall become subject to any domestic relations order which (a) is a qualified domestic relations order satisfying the requirements of Section 414(p) of the Code and (b) requires the immediate distribution in a single lump sum of the entire portion of the Participant's Account required to be segregated for the benefit of an alternate payee, then the entire interest of such alternate payee shall be distributed in a single lump sum within ninety (90) days following the Employing Company's notification to the Participant and the alternate payee that the domestic relations order is qualified under Section 414(p) of the Code, or as soon as practicable thereafter. Such distribution to an alternate payee shall be made even if the Participant has not separated from the service of the Affiliated Employers. Any other distribution pursuant to a qualified domestic relations order shall not be made earlier than the Participant's severance from employment, or his attainment of age fifty (50), if earlier. Such distribution to an alternate payee shall be made only in a manner permitted under Article XI or Article XII of the Plan and only to the extent the Participant would be eligible for such distribution option had the Participant retired or otherwise separated from the service of the Affiliated Employers.

     12.9 Requirement for Direct Rollovers.

          (a) Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this
     Article XII, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b) Automatic Rollover. If a Distributee (1) fails to make an election in accordance with paragraph (a) above and does not elect to receive directly the balance to his credit (or portion thereof), and (2) such Distributee's Eligible Rollover Distribution is in excess of $1,000 but less than or equal to $5,000 as determined in accordance with Section 12.1(b) of the Plan, the Eligible Rollover Distribution shall be rolled over to an "eligible retirement plan" within the meaning of Code Section 7701(a)(37) selected by the Administrative Committee and such rollover balance shall be subject to the rights and conditions set forth in a written agreement entered into by the Administrative Committee with the provider of such eligible retirement plan.

     12.10 Consent and Notice Requirements. If the value of the vested portion of a Participant's Account derived from Employing Company and Employee contributions exceeds $5,000 determined in accordance with the requirements of Code Section 411(a)(11), the Participant must consent to any distribution of such vested account balance prior to his Normal Retirement Date. The consent of the Participant shall be obtained within the ninety-day period ending on the first day of the first period for which an amount is payable as an annuity or in any other form under this Plan.

     The Administrative Committee shall notify the Participant of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features and an explanation of the relative values of the operational forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code; such notification shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date (or, for Plan Years beginning on or after January 1, 2007, no more than 180 days prior to the annuity starting date).

     Distributions may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

          (a) the Administrative Committee informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option, and

          (b) the Participant, after receiving the notice, affirmatively elects a distribution.

     12.11 Form of Payment. All distributions under this Article XII shall be made in the form of cash, provided that the person entitled to such distribution may demand that the portion of any distribution which is attributable to Common Stock be distributed in the form of such Common Stock to the extent of the whole number of shares in the Participant's Account, with a cash adjustment for any fractional shares.

     12.12 Partial Distribution upon Termination of Employment. If a Participant's employment with the Affiliated Employers is terminated and such Participant is deemed not to have separated from service within the meaning of Code Section 401(k)(2)(B)(i)(I), such Participant, in addition to the withdrawal options available under Article XI, shall be entitled to elect a lump-sum distribution of the entire balance to the credit of his Account less the amount credited to his Elective Employer Contribution subaccount. The amounts credited to his Elective Employer Contribution subaccount may be distributed in a lump-sum distribution at such time permitted pursuant to Code Section 401(k)(2)(B)(i) and Section 4.4(c) hereof. Such lump-sum distributions shall otherwise be subject to this Article XII.

     12.13 Distribution of Dividends Payable on Common Stock. Each Participant may elect whether (i) to receive a cash distribution of all or a portion of the dividends payable on the shares of Common Stock credited to the Participant's Account as of the record date of the Common Stock or (ii) to have such dividends paid to the Plan and reinvested in Common Stock credited to the Participant's Account. The election of a Participant whether to receive a cash distribution of dividends shall remain in effect until such election is changed by the Participant. In the event a Participant fails to make an election with respect to the dividends payable on any shares of Common Stock credited to the Participant's Account, such Participant shall be deemed to have elected to have the dividends payable on such shares paid to the Plan and reinvested in Common Stock credited to the Participant's Account. Upon the death of a Participant, such Participant shall be deemed to have elected to have the dividends payable on all shares of Common Stock credited to the Participant's Account reinvested in Common Stock, notwithstanding any election in effect at the time of the Participant's death.

     A Participant may change his election whether to receive a cash distribution of dividends during the first month of each calendar quarter. However, with respect to each dividend on Common Stock, the election, or deemed election, of a Participant which is in effect on the last day of the first month in the calendar quarter which includes the record date for such dividend (the "Election Deadline") shall apply with respect to the dividends payable on the shares of Common Stock credited to the Participant's Account on such record date. In any event, all elections and deemed elections shall be irrevocable as of the Election Deadline. Participants are 100% vested in dividends payable on Common Stock. Payment of cash distributions under this Section 12.13 shall be made to the Plan and to Participants, as the case may be, as soon as administratively practicable following the payable date of the dividends. The Administrative Committee may establish such administrative procedures as it deems necessary or appropriate to effect the elections under this Section 12.13.

     Notwithstanding the foregoing provisions of this Section 12.13, a Participant who requests a hardship withdrawal pursuant to Section 11.6 must satisfy the requirements of Section 11.6(c)(2) by obtaining all distributions (including the distributions of Company Stock Fund dividends under Section 404(k) of the Code, payable on the shares of Common Stock credited to the Participant's Account at the time of the request, if any). Accordingly, such Participant may not elect to have such dividends paid to the Plan and reinvested in Common Stock credited to the Participant's Account.

     12.14 Qualified Hurricane Distributions.

          (a) Notwithstanding the other provisions of this Article XII, effective as of February 24, 2006, an individual may make a Qualified Hurricane Distribution from his Account, pursuant to the Gulf Opportunity Zone Act of 2005, as codified in Section 1400Q of the Code.

          (b) For purposes of this Section 12.14, a Qualified Hurricane Distribution is:

               (1) any distribution from the Plan made on or after August 25, 2005, and before January 1, 2007, to an individual whose principal place of abode on August 28, 2005, is located in the Hurricane Katrina disaster area and who has sustained an economic loss by reason of Hurricane Katrina,

               (2) any distribution (which is not described in subsection (1)) from the Plan made on or after September 23, 2005, and before January 1, 2007, to an individual whose principal place of abode on September 23, 2005, is located in the Hurricane Rita disaster area and who has sustained an economic loss by reason of Hurricane Rita, and

               (3) any distribution (which is not described in subsection (1) or (2)) from the Plan made on or after October 23, 2005, and before January 1, 2007, to an individual whose principal place of abode on October 23, 2005, is located in the Hurricane Wilma disaster area and who has sustained an economic loss by reason of Hurricane Wilma.

          (c) In determining whether an individual is eligible to make a Qualified Hurricane Distribution under subsection (b)(1), (b)(2), or
     (b)(3), the Administrative Committee shall rely on the reasonable representations of such individual, unless the Administrative Committee has actual knowledge to the contrary.

          (d) The following additional requirements shall apply to a Qualified Hurricane Distribution:

               (1) A Qualified Hurricane Distribution shall be paid to an individual in the form of a lump-sum payment from his Account in the order of priority listed below:

                    (i) All or a portion of the value of his Account
               attributable to Voluntary Participant Contributions (not including any earnings or appreciation thereon) made prior to January 1, 1987;

                    (ii) All amounts described above, plus all or a portion of the value of his Account attributable to Voluntary Participant Contributions, plus a ratable portion of the earnings and/or appreciation on Voluntary Participant Contributions;

                    (iii) All amounts described above, plus effective April 1,
               1997, all or a portion of the value of his Account attributable to Rollover Contributions (including earnings and appreciation thereon);

                    (iv) All amounts described above, plus all or a portion of the value of his Account attributable to his Employer Matching Contributions (including earnings and appreciation thereon) allocated to his Account; provided, however, that said Participant shall have participated in the Plan for not less than sixty (60) months at the time of the withdrawal;

                    (v) All amounts described above, plus all or a portion of
               the value of his Account attributable to Elective Employer Contributions (not including any earnings or appreciation thereon for Plan Years beginning after December 31, 1988);

                    (vi) All amounts described above, plus all or a portion of the value of his Account attributable to any earnings or appreciation on Elective Employer Contributions; and

                    (vii) All amounts described above, plus with respect to any
               Participant with a SEPCO Transferred Account, subject to Article XVIII, all or a portion of the value of such Account.

               (2) Notice of a Qualified Hurricane Distribution must be given by a Participant in accordance with the procedures established by the Administrative Committee. Subject to Code Section 1400Q, payment of a Qualified Hurricane Distribution shall be made as soon as practicable and in accordance with Section 12.10, if applicable.

               (3) All distributions under this Section 12.14 shall be made in the form of cash, provided that with respect to any distribution which is attributable to Common Stock, the Participant shall have the right to demand that such portion of the distribution be made in the form of Common Stock to the extent of the whole number of shares of Common Stock in his Account. Such demand must be made in accordance with the procedures established by the Administrative Committee.

               (4) No distribution under this Section 12.14 shall be permitted in an amount which has a value of less than $300, unless the value of the amount available under the selected option is less than $300.

               (5) Qualified Hurricane Distributions shall be made in accordance with the instructions of the Participant from each of the Investment Funds in which the amount to be distributed is invested. The value of the amount to be distributed under any option listed in (1) above shall be determined as soon as practicable in accordance with the procedures established by the Administrative Committee.

               (6) The aggregate amount of all Qualified Hurricane Distributions from the Plan shall not exceed $100,000.

          (e) The Administrative Committee shall establish procedures to administer Qualified Hurricane Distributions made in accordance with this
     Section 12.14.

                                  ARTICLE XIII

                           ADMINISTRATION OF THE PLAN


     13.1 Membership of Administrative Committee. The Plan shall be administered by the Administrative Committee, which shall consist of the individual then serving in the positions of Senior Vice President, Human Resource Services, Southern Company Services, Inc. (which position is the successor to the Vice President, System Compensation and Benefits of the Southern Company); the Chief Financial Officer, Southern Company Services, Inc; the Vice President, Tax, Southern Company Services, Inc.; and the Comptroller of Southern Company; or any other position or positions that succeed to the duties of the foregoing positions. The Administrative Committee shall be chaired by the Senior Vice President, Human Resource Services, Southern Company Services, Inc. and may select a Secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties.

     13.2 Term. Any person serving in one of the positions set forth in Section
13.1 shall be a member of the Administrative Committee for the period of time during which such individual serves in that position. The composition of the Administrative Committee may be changed only by an amendment to the Plan by the Board of Directors pursuant to its written resolutions.

     13.3 Transaction of Business. A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

     13.4 Administrative Committee Responsibilities in General. The Plan shall be administered by the Administrative Committee which shall have the discretionary authority, power, and the duty to take all actions and to make all decisions necessary or proper to carry out the Plan and to control and manage the operation and administration of the Plan. The Administrative Committee shall have the discretion to interpret the Plan, including any ambiguities herein, and to determine the eligibility for benefits under the Plan in its sole discretion. The determination of the Administrative Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive, and binding on all persons, except as otherwise provided herein or by law, and may be relied upon by the Company, all Employing Companies, the Trustee, the Participants, and their Beneficiaries. Any discretionary actions to be taken under the Plan by the Administrative Committee with respect to Employees and Participants or with respect to benefits shall be uniform in their nature and applicable to all persons similarly situated. Benefits under the Plan shall be paid only if the Administrative Committee or its delegate determines in its discretion that such benefits are payable pursuant to administrative procedures established by the Administrative Committee. Notwithstanding any provision in the Plan to the contrary, the Administrative Committee shall be authorized to take whatever actions it deems necessary or appropriate in its discretion to implement administrative procedures, including, but not limited to, suspending plan participation (to the extent permitted by applicable law) and suspending changes in investment directions and fund transfers, even though otherwise permitted or required under the Plan.

     13.5 Administrative Committee and Pension Fund Investment Review Committee as Named Fiduciaries. For the purpose of compliance with the provisions of ERISA but subject to the allocation of fiduciary responsibility to the Pension Fund Investment Review Committee pursuant to Section 13.13 concerning the carrying out of a funding policy and method for the Plan, the Administrative Committee shall be the administrator of the Plan as the term "administrator" is defined in ERISA, and the Administrative Committee shall be, with respect to the Plan, a named fiduciary as that term is defined in ERISA. The Pension Fund Investment Review Committee shall be the named fiduciary with respect to those matters allocated to it under Section 13.13. For the purpose of carrying out their duties, the Administrative Committee and the Pension Fund Investment Review Committee may, in each Committee's respective discretion, allocate its responsibilities under the Plan among its members and may, in its discretion, designate persons (in writing or otherwise) other than members of its Committee to carry out such responsibilities allocated to it under the Plan as it may see fit.

     13.6 Rules for Plan Administration. The Administrative Committee may make and enforce rules and regulations for the administration of the Plan consistent with the provisions thereof and may prescribe the use of such forms or procedures as it shall deem appropriate for the administration of the Plan.

     13.7 Employment of Agents. The Administrative Committee may employ independent qualified public accountants, as such term is defined in ERISA, who may be accountants to The Southern Company and any Affiliated Employer, legal counsel who may be counsel to The Southern Company and any Affiliated Employer, other specialists, and other persons as the Administrative Committee deems necessary or desirable in connection with the administration of the Plan. The Administrative Committee and any person to whom it may delegate any duty or power in connection with the administration of the Plan, the Company and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken, or suffered by them in good faith in reliance upon any independent qualified public accountant, counsel, or other specialist, or other person selected by the Administrative Committee, or in reliance upon any tables, evaluations, certificates, opinions, or reports which shall be furnished by any of them or by the Trustee.

     13.8 Co-Fiduciaries. It is intended that to the maximum extent permitted by ERISA, each person who is a fiduciary (as that term is defined in ERISA) with respect to the Plan shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations under the Plan and the Trust, as shall each person designated by any fiduciary to carry out any fiduciary responsibilities with respect to the Plan or the Trust. No fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary or other responsibility under the Plan or the Trust.

     13.9 General Records. The Administrative Committee shall maintain or cause to be maintained an Account (and any separate subaccount) which accurately reflects the interest of each Participant, as provided for in Section 9.1, and shall maintain or cause to be maintained all necessary books of account and records with respect to the administration of the Plan. The Administrative Committee shall mail or cause to be mailed to Participants reports to be furnished to Participants in accordance with the Plan or as may be required by ERISA. Any notices, reports, or statements to be given, furnished, made, or delivered to a Participant shall be deemed duly given, furnished, made, or delivered when addressed to the Participant and delivered to the Participant in person or mailed by ordinary mail to his address last communicated to the Administrative Committee (or its delegate) or of his Employing Company.

     13.10 Liability of the Administrative Committee. In administering the Plan, except as may be prohibited by ERISA, neither the Administrative Committee nor any person to whom it may delegate any duty or power in connection with administering the Plan shall be liable for any action or failure to act except for its or his own gross negligence or willful misconduct; nor for the payment of any amount under the Plan; nor for any mistake of judgment made by him or on his behalf as a member of the Administrative Committee; nor for any action, failure to act, or loss unless resulting from his own gross negligence or willful misconduct; nor for the neglect, omission, or wrongdoing of any other member of the Administrative Committee. No member of the Administrative Committee shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of the Administrative Committee.

     13.11 Reimbursement of Expenses and Compensation of Administrative Committee. Members of the Administrative Committee shall be reimbursed by the Company for expenses they may individually or collectively incur in the performance of their duties. Each member of the Administrative Committee who is a full time employee of the Company or of any Employing Company shall serve without compensation for his services as such member; each other member of the Administrative Committee shall receive such compensation, if any, for his services as the Board of Directors may fix from time to time.

     13.12 Expenses of Plan and Trust Fund. The expenses of establishment and administration of the Plan and the Trust Fund, including all fees of the Trustee, auditors, and counsel, shall be paid by the Company or the Employing Companies. Notwithstanding the foregoing, to the extent provided in the Trust Agreement, certain administrative expenses may be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. Any expenses directly related to the investments of the Trust Fund, such as stock transfer taxes, brokerage commissions, or other charges incurred in the acquisition or disposition of such investments, shall be paid from the Trust Fund (or from the particular Investment Fund to which such fees or expenses relate) and shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Investment management fees for the Investment Funds shall be paid from the particular Investment Fund to which they relate. In the event the Company or an Employing Company pays investment management fees directly, the Company or such Employing Company shall be reimbursed for such fees from the particular Investment Fund to which they relate, unless the Company or the Employing Company, as the case may be, elects not to be reimbursed for such expenses. Taxes, if any, on any assets held or income received by the Trustee and transfer taxes on the transfer of Common Stock from the Trustee to a Participant or his Beneficiary shall be charged appropriately against the Accounts of Participants as the Administrative Committee shall determine. Any expenses paid by the Company pursuant to Section
13.11 and this Section 13.12 shall be subject to reimbursement by other Employing Companies of their proportionate shares of such expenses as determined by the Administrative Committee.

     13.13 Responsibility for Funding Policy. The Pension Fund Investment Review Committee of The Southern Company System shall have responsibility for providing a procedure for establishing and carrying out a funding policy and method for the Plan consistent with the objectives of the Plan and the requirements of Title I of ERISA. Included within the responsibility described in the preceding sentence, where necessary to accomplish the orderly administration of the Plan with respect to the investment of assets in a Participant's Account, the Pension Fund Investment Review Committee may designate an Investment Fund or Investment Funds if necessary to serve this purpose. Nothing in this Section 13.13 shall be construed to relieve a Participant of his obligations under Article VIII or to otherwise supersede any provision of Article VIII.

     13.14 Management of Assets. The Administrative Committee shall not have responsibility with respect to control or management of the assets of the Plan, nor any authority or discretion to select or terminate any Investment Funds. The Trustee shall have the sole responsibility for the administration of the assets of the Plan as provided in the Trust Agreement, except to the extent that an investment advisor (who qualifies as an Investment Manager as that term is defined in ERISA) who is appointed by the Pension Fund Investment Review Committee shall have responsibility for the management of the assets of the Plan, or some part thereof (including powers to acquire and dispose of the assets of the Plan, or some part thereof).

     13.15 Notice and Claims Procedures. Pursuant to the requirements of ERISA and the regulations thereunder of the Secretary of Labor from time to time in effect, the Administrative Committee shall:

          (a) provide adequate notice in writing to any Participant or Beneficiary whose claim under the Plan has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such Participant or Beneficiary, and

          (b) afford a reasonable opportunity to any Participant or Beneficiary whose claim has been denied for a full and fair review of the decision denying the claim.

     Notice and claims procedures established by the Administrative Committee for this purpose shall comply with ERISA, shall be set forth in the Summary Plan Description for the Plan and are incorporated herein by reference. The decision of the Administrative Committee on review of a claim which has been denied shall be final and conclusive. In addition to the foregoing, a Participant or Beneficiary shall not be permitted to bring any suit at law or in equity or any other legal claim concerning the Plan without first exhausting the remedies available hereunder as set forth in claims procedures described in the Summary Plan Description of the Plan. Notwithstanding the foregoing, to the fullest extent permitted by law, no action at law or equity to recover under this Plan shall be commenced later than six months from the date of the decision of the Administrative Committee on appeal (or if no decision is furnished, six months from the final date of the period during which the Administrative Committee is required to provide notification of its determination under regulations issued by the Secretary of Labor). The review procedures described and authorized herein and under the Summary Plan Description are the exclusive dispute resolution procedures provided under the Plan.

     13.16 Bonding. Unless otherwise determined by the Board of Directors or required by law, no member of the Administrative Committee shall be required to give any bond or other security in any jurisdiction.

     13.17 Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, employee, agent, or other representative of a party in interest, as that term is defined in ERISA.

                                  ARTICLE XIV

                               TRUSTEE OF THE PLAN


     14.1 Trustee. The Company has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in the Plan. If the Board of Directors so determines, the Company may enter into a Trust Agreement or Trust Agreements with additional trustees. Any Trust Agreement may be amended by the Company from time to time in accordance with its terms. Any Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested, and distributed by the Trustee, and that no part of the corpus or income of the Trust held by the Trustee shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except as otherwise provided in the Plan. Any Trust Agreement may also provide that the investment and reinvestment of the Trust Fund, or any part thereof may be carried out in accordance with directions given to the Trustee by any Investment Manager or Investment Managers (as that term is defined in ERISA) who may be appointed by the Pension Fund Investment Review Committee. The Board of Directors may remove any Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

     14.2 Purchase of Common Stock. As soon as practicable after receipt of funds applicable to the purchase of Common Stock, the Trustee shall purchase Common Stock or cause Common Stock to be purchased. Such Common Stock may be purchased on the open market or by private purchase (including private purchases directly from The Southern Company); provided that (a) no private purchase may be made at any price greater than the last sale price or highest current independent bid price, whichever is higher, for Common Stock on the New York Stock Exchange, plus an amount equal to the commission payable in a stock exchange transaction; (b) if such private purchase shall be a purchase of Common Stock directly from The Southern Company, no commission shall be paid with respect thereto unless such commission satisfies the requirements of Prohibited Transaction Class Exemption 75-1; and (c) the Trustee may purchase Common Stock directly from The Southern Company under The Southern Investment Plan, as from time to time amended, or under any other similar plan made available to holders of record of shares of Common Stock which may be in effect from time to time, at the purchase price provided for in such plan. The Trustee may hold in cash, and may temporarily invest funds applicable to the purchase of Common Stock in short term United States obligations, other obligations guaranteed by the United States Government, commercial paper, or certificates of deposit, and if the Trustee so determines, may transfer such funds to money market funds utilized by the Trustee for qualified employee benefit trusts.

     14.3 Voting of Common Stock. Before each annual or special meeting of shareholders of The Southern Company, there shall be sent to each Participant a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the shares of Common Stock credited to such Participant's Account as of the record date of the Common Stock. If a Participant does not provide the Trustee or its designated agent with timely voting instructions for the Trustee, the Pension Fund Investment Review Committee or its delegate may direct the Trustee how to vote such Participant's shares. If the Pension Fund Investment Review Committee or its delegate does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such Participant's shares. The Pension Fund Investment Review Committee or its delegate may direct the Trustee with respect to voting unallocated shares of Common Stock, if any. If the Pension Fund Investment Review Committee or its delegate does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such unallocated shares.

     14.4 Voting of Other Investment Fund Shares. The Pension Fund Investment Review Committee or its delegate may direct the Trustee with respect to voting the shares in any Investment Fund other than the Company Stock Fund. To the extent an Investment Manager has been designated with respect to an Investment Fund, such Investment Manager (and not the Pension Fund Investment Review Committee) shall direct the Trustee with respect to voting the shares in such Investment Fund. If the Investment Manager does not direct the Trustee with respect to voting such shares, the Pension Fund Investment Review Committee may direct the Trustee with respect to voting such shares. If the Pension Fund Investment Review Committee does not provide the Trustee or its designated agent with timely voting instructions, the Trustee, if required to do so by applicable law, may vote such shares.

     14.5 Uninvested Amounts. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan.

     14.6 Independent Accounting. The Board of Directors shall select a firm of independent public accountants to examine and report annually on the financial position and the results of operation of the Trust forming a part of the Plan.

                                   ARTICLE XV

                      AMENDMENT AND TERMINATION OF THE PLAN


     15.1 Amendment of the Plan. The Plan may be amended or modified by the Board of Directors pursuant to its written resolutions at any time and from time to time; provided, however, that no such amendment or modification shall make it possible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries under the Plan, including such part as is required to pay taxes and administration expenses of the Plan. The Plan may also be amended or modified by the Administrative Committee (a) if such amendment or modification does not involve a substantial increase in cost to any Employing Company, or (b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualification of the Plan under Sections 401(a) and 501(a) of the Code and the applicable provisions of ERISA as provided in regulations prescribed by the Secretary of the Treasury.

     No amendment to the Plan shall have the effect of decreasing a Participant's vested interest in his Account, determined without regard to such amendment, as of the later of the date such amendment is adopted or the date it becomes effective. In addition, if the vesting schedule of the Plan is amended, any Participant who has completed at least three (3) Years of Service and whose vested interest is at any time adversely affected by such amendment may elect to have his vested interest determined without regard to such amendment during the election period defined under Section 411(a)(10) of the Code. Finally, no amendment shall eliminate an optional form of benefit in violation of Code
Section 411(d)(6).

     15.2 Termination of the Plan. It is the intention of the Employing Companies to continue the Plan indefinitely. However, the Board of Directors pursuant to its written resolutions may at any time and for any reason suspend or terminate the Plan or suspend or discontinue the making of contributions of all Participants and of contributions by all Employing Companies. Any Employing Company may, by action of its board of directors and approval of the Board of Directors, suspend or terminate the making of contributions of Participants in the employ of such Employing Company and of contributions by such Employing Company.

     In the event of termination of the Plan or partial termination or upon complete discontinuance of contributions under the Plan by all Employing Companies or by any one Employing Company, the amount to the credit of the Account of each Participant whose Employing Company shall be affected by such termination or discontinuance shall be determined as of the next Valuation Date and shall be distributed to him or his Beneficiary thereafter at such time or times and in such nondiscriminatory manner as is determined by the Administrative Committee in compliance with the restrictions on distributions set forth in Code Section 401(k).

     15.3 Merger or Consolidation of the Plan. The Plan shall not be merged or consolidated with nor shall any assets or liabilities thereof be transferred to any other plan unless each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation, or transfer (if the Plan had then terminated).

                                  ARTICLE XVI

                             TOP HEAVY REQUIREMENTS


     16.1 Top-Heavy Plan Requirements. For any Plan Year the Plan shall be determined to be a top-heavy plan, the Plan shall provide the minimum allocation requirement of Section 16.3.

     16.2 Determination of Top-Heavy Status.

          (a) For any Plan Year commencing after December 31, 1983, the Plan shall be determined to be a top-heavy plan, if, as of the Determination Date, the sum of the Aggregate Accounts of Key Employees under this Plan exceeds 60% of the Aggregate Accounts of all Employees entitled to participate in this Plan.

          (b) For any Plan Year commencing after December 31, 1983, the Plan shall be determined to be a super-top-heavy plan, if, as of the Determination Date, the sum of the Aggregate Accounts of Key Employees under this Plan exceeds 90% of the Aggregate Accounts of all Employees entitled to participate in this Plan.

          (c) In the case of a Required Aggregation Group, each plan in the group will be considered a top-heavy plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a top-heavy plan if the Aggregation Group is not a Top-Heavy Group.

          In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a top-heavy plan if the Permissive Aggregation Group is a Top-Heavy Group. A plan that is not part of the Required Aggregation Group but that has nonetheless been aggregated as part of the Permissive Aggregation Group will not be considered a top-heavy plan even if the Permissive Aggregation Group is a Top-Heavy Group.

          (d) For purposes of this Article XVI, if any Employee is a non-Key Employee for any Plan Year, but such Employee was a Key Employee for any prior Plan Year, such Employee's Present Value of Accrued Retirement Income and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a top-heavy or super-top-heavy plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if an Employee or former Employee has not performed any services for any Employing Company maintaining the Plan at any time during the one-year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Retirement Income shall be excluded in determining whether this Plan is a top-heavy or super-top-heavy plan.

          (e) Only those plans of the Affiliated Employers in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are top-heavy plans.

     16.3 Minimum Allocation for Top-Heavy Plan Years.

          (a) Notwithstanding anything herein to the contrary, for any top-heavy Plan Year, the Employing Company contribution allocated to the Account of each non-Key Employee shall be an amount not less than the lesser of: (1) 3% of such Participant's compensation for that Plan Year, or (2) a percentage of that Participant's compensation not to exceed the percentage at which contributions are made under the Plan for the Key Employee for whom such percentage is highest for that Plan Year.

          (b) For purposes of the minimum allocation of Section 16.3(a), the percentage allocated to the Account of any Key Employee shall be equal to the ratio of the Employing Company contributions allocated on behalf of such Key Employee divided by the compensation of such Key Employee for that Plan Year. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution allocation requirements under Code Section 416(c)(2) and the Plan.

          (c) For any top-heavy Plan Year, the minimum allocations of Section 16.3(a) shall be allocated to the Accounts of all non-Key Employees who are Participants and who are employed by the Affiliated Employers on the last day of the Plan Year.

          (d) Notwithstanding the foregoing, in any Plan Year in which a non-Key Employee is a Participant in both this Plan and a defined benefit plan, and both such plans are top-heavy plans, the Affiliated Employers shall not be required to provide a non-Key Employee with both the full separate minimum defined benefit and the full separate defined contribution plan allocations. Therefore, if a non-Key Employee is participating in a defined benefit plan maintained by the Affiliated Employers and the minimum benefit under Code Section 416(c)(1) is provided the non-Key Employee under such defined benefit plan, the minimum allocation provided for above shall not be applicable, and no minimum allocation shall be made on behalf of the non-Key Employee. Alternatively, the Employing Company may satisfy the minimum allocation requirement of Code Section 416(c)(2) for the non-Key Employee by providing any combination of benefits and/or contributions that satisfy the safe harbor rules of Treasury Regulation Section 1.416-1(M-12).

          (e) For all top-heavy purposes other than the determination of whether an Employee is a Key Employee, "compensation" shall mean all payments by the employer to an Eligible Participant included as wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Eligible Participant by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the Eligible Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation for this purpose shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the Eligible Participant or the services performed. Compensation shall also include (i) an Eligible Participant's elective deferrals under Code Sections 402(g)(3) and 414(v), (ii) amounts contributed or deferred under Code Section 125 by the employer at the Eligible Participant's election that are not includible in the Eligible Participant's gross income, and
     (iii) amounts which are not includible in an Eligible Participant's gross income by reason of Code Sections 132(f)(4) or 457. Compensation also shall be limited pursuant to Code Section 401(a)(17).

                                  ARTICLE XVII

                               GENERAL PROVISIONS


     17.1 Plan Not an Employment Contract. The Plan shall not be deemed to constitute a contract between an Affiliated Employer and any Employee, nor shall anything herein contained be deemed to give any Employee any right to be retained in the employ of an Employing Company or to interfere with the right of an Employing Company to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant.

     17.2 No Right of Assignment or Alienation. Except as may be otherwise permitted or required by law, no right or interest in the Plan of any Participant or Beneficiary and no distribution or payment under the Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer (except by death), assignment (either at law or in equity), pledge, encumbrance, charge, attachment, garnishment, levy, execution, or other legal or equitable process, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, attach, garnish, levy, or execute or enforce any other legal or equitable process against the same shall be void, nor shall any such right, interest, distribution, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right, interest, distribution, or payment. If any Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any such right, interest, distribution, or payment, voluntarily or involuntarily, or if any action shall be taken which is in violation of the provisions of the immediately preceding sentence, the Administrative Committee may hold or apply or cause to be held or applied such right, interest, distribution, or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as is in accordance with applicable law. In addition, a Participant's benefits may be offset pursuant to a judgment, order, or decree issued (or settlement agreement entered into) on or after August 5, 1997, if and to the extent that such offset is permissible or required under Code Section 401(a)(13).

     Notwithstanding the above, the Administrative Committee and the Trustee shall comply with any domestic relations order (as defined in Section 414(p)(1)(B) of the Code) which is a qualified domestic relations order satisfying the requirements of Section 414(p) of the Code. The Administrative Committee shall establish procedures for (a) notifying Participants and alternate payees who have or may have an interest in benefits which are the subject of domestic relations orders, (b) determining whether such domestic relations orders are qualified domestic relations orders under Section 414(p) of the Code, and (c) distributing benefits which are subject to qualified domestic relations orders.

     17.3 Payment to Minors and Others. If the Administrative Committee determines that any person entitled to a distribution or payment from the Trust Fund is an infant or a minor, is incompetent, or is unable to care for his affairs by reason of physical or mental disability, it may cause all distributions or payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of payments so made. Payments made pursuant to this provision shall completely discharge the Company, the Trustee, and the Administrative Committee with respect to the amounts so paid. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Trustee or any Employing Company, except as specifically provided herein.

     17.4 Source of Benefits. The Trust Fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Trustee or any Employing Company, except as specifically provided herein.

     17.5 Unclaimed Benefits. If the Administrative Committee is unable, within five (5) years after any distribution becomes payable to a Participant or Beneficiary, to make or direct payment to the person entitled thereto because the identity or whereabouts of such person cannot be ascertained, notwithstanding the mailing of due notice to such person at his last known address as indicated by the records of either the Administrative Committee or his Employing Company, then such benefit or distribution will be disposed of as follows:

          (a) If the whereabouts of the Participant is unknown to the Administrative Committee, distribution will be made to the Participant's Beneficiary or Beneficiaries.

          Payment to such one or more persons shall completely discharge the Company, the Trustee, and the Administrative Committee with respect to the amounts so paid.

          (b) If none of the persons described in (a) above, can be located, then the benefit payable under the Plan shall be forfeited and shall be applied to reduce future Employer Matching Contributions. Notwithstanding the foregoing sentence, such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

     In the event the Administrative Committee makes or directs a payment to the person entitled thereto but the check for such payment remains un-cashed for a period of 180 days, the Administrative Committee shall take such actions as it deems reasonable to determine the whereabouts of such person. If the whereabouts of the person is unknown or the check remains un-cashed, the Administrative Committee shall direct that such check be cancelled. In the event the person entitled to such payment subsequently requests payment, the Administrative Committee shall direct such payment to such person in the amount of the previous check.

     17.6 Governing Law. The provisions of the Plan and the Trust shall be construed, administered, and enforced in accordance with the laws of the State of Georgia, except to the extent such laws are preempted by the laws of the United States.

                                 ARTICLE XVIII

                    SPECIAL REQUIREMENTS FOR ACCOUNT BALANCES

                        ATTRIBUTABLE TO ACCRUED BENEFITS

                         TRANSFERRED FROM THE SEPCO PLAN


     18.1 SEPCO Transferred Accounts. Notwithstanding any other provisions of this Plan to the contrary, a Participant's SEPCO Transferred Account shall be subject to the requirements of this Article XVIII. The Trustee is specifically authorized to accept any rollover accounts under the terms of the SEPCO Plan as are necessary to reflect a Participant's interest in the Plan resulting from the merger of the SEPCO Plan into this Plan effective as of January 1, 1993.

     18.2 In-Service Withdrawals from SEPCO Transferred Accounts. Except as provided in this Section 18.2, a Participant shall be entitled to a distribution of his SEPCO Transferred Account at the same time he is entitled to a distribution of his Account under the applicable provisions of Article XII.

          (a) Age 59 1/2. A Participant who has attained age 59 1/2 shall have the right to withdraw all or a portion of his SEPCO Transferred Account in accordance with Section 11.6(e) provided that he shall have first withdrawn all other amounts available to him in accordance with the terms and order of priority set forth in Section 11.1.

          (b) Hardship. A Participant who meets the requirements for hardship set forth in Section 11.6 hereof shall be entitled to withdraw amounts determined necessary to relieve such hardship from his SEPCO Transferred Account, provided that he shall have first withdrawn all other amounts available to him in accordance with the terms and order of priority set forth in Section 11.1.

     18.3 Loans from SEPCO Transferred Accounts. Subject to the provisions of
Section 11.7, a Participant may request that a loan be made to him from his SEPCO Transferred Account, provided, however, that the Participant has first borrowed all other amounts available to him under the terms of the Plan.

     A Participant must obtain the consent of his or her spouse, if any, to use any portion of his SEPCO Transferred Account as security for a loan. Within the ninety-day period ending on the date on which a loan is made to a Participant who is married, the Participant shall obtain and deliver to the Administrative Committee the written consent of the Participant's spouse (1) to the loan, and
(2) to the reduction of the Participant's Account if the Participant's Account is reduced because of nonpayment or other default with respect to the loan. No further spousal consent shall be required in the event the Participant's Account is subsequently reduced with respect to such loan, even if the Participant is then married to a different spouse. A new spousal consent shall be required for any subsequent loan to a Participant, if the Participant is then married.

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

     18.4 Distribution of SEPCO Transferred Accounts. Notwithstanding any provisions of this Plan to the contrary, a Participant with a SEPCO Transferred Account shall be paid the vested benefits of the SEPCO Transferred Account upon retirement, death, total and permanent disability, or termination of employment as provided herein.

          (a) All benefits from a Participant's SEPCO Transferred Account shall be distributed in accordance with the distribution options available under
     Article XII, with applicable spousal consent as provided under the SEPCO Plan, unless a Participant elects payment of benefits in the form of a life annuity pursuant to a written election filed with the Administrative Committee prior to commencement of distribution of benefits. The provisions of this Section 18.4 shall take precedence over any conflicting provisions of the Plan and shall apply to any Participant who has a SEPCO Transferred Account and who elects to receive payment of his benefits from his SEPCO Transferred Account in the form of a life annuity. A married Participant electing to receive benefits in the form of a life annuity shall receive the value of his benefit in the form of a qualified joint and survivor annuity, which shall provide an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is either 50% or 100%, as elected by the Participant, of the amount of the annuity which is payable during the joint lives of the Participant and the Participant's spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant. An unmarried Participant who elects a life annuity shall receive the value of his benefits from his SEPCO Transferred Account in the form of an annuity for his lifetime.

          (b) If the Participant's interest is to be distributed in other than a single sum, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

          (c) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (d) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

          (e) Definitions.

               (1) "Applicable Life Expectancy" means the life expectancy calculated using the attained age of the Participant as of the Participant's birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be


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

          the first Distribution Calendar Year, and if life expectancy is being recalculated such succeeding calendar year.

               (2) "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

               (3) "Participant's Benefit" means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. If any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

               (4) "Required Beginning Date" means April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2, in accordance with regulations prescribed by the Secretary of the Treasury.

          (f) Notwithstanding anything contained herein to the contrary, the requirements of this Section 18.4 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. All distributions required under this Section 18.4 shall be determined and made in accordance with the proposed regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

     18.5 Code Section 411(d)(6) Protected Benefits.

     Notwithstanding any of the foregoing, the provisions of this Article XVIII to effectuate the merger of the SEPCO Plan into this Plan shall not decrease a Participant's accrued benefit, except to the extent permitted under Section 412(c)(8) of the Code, and shall not reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the date of such merger. The Administrative Committee shall disregard any part of this Article XVIII or the Plan to the extent that application of such would fail to satisfy this paragraph. If the Administrative Committee disregards any portion of this
Article XVIII or the Plan because it would eliminate a protected benefit, the Administrative Committee shall maintain a schedule of any such impacted early retirement option or other optional forms of benefit and the Plan shall continue such for the affected Participants. Notwithstanding the foregoing, any optional form of benefit provided under this Plan solely as a result of the merger of the SEPCO Plan into this Plan shall be eliminated to the extent permitted and in accordance with the regulations prescribed by the Secretary of the Treasury under Code Section 411(d)(6), provided that the elimination of such optional


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

form of benefit shall not be effective before the earlier of (a) the 90th day after the Participant receives a summary of material modification describing the elimination of such optional form of benefit or (b) January 1, 2002.

     IN WITNESS WHEREOF, the Company has caused this amendment and restatement of The Southern Company Employee Savings Plan effective as of December 20, 2006, to be executed this 19th day of December, 2006.



                                    SOUTHERN COMPANY SERVICES, INC.


                                    By: /s/Robert A. Bell

                                    Title: SVP H.R. Services


ATTEST:

By: /s/Patricia L. Roberts

Title:  Secretary

                        APPENDIX A - EMPLOYING COMPANIES


         The Employing Companies as of December 20, 2006 are:

                  Alabama Power Company
                  Georgia Power Company
                  Gulf Power Company
                  Mississippi Power Company
                  Southern Communications Services, Inc.
                  Southern Company Energy Solutions, LLC
                  Southern Company Services, Inc.
                  Southern Nuclear Operating Company, Inc.

                                 FIRST AMENDMENT
                                     TO THE
                                SOUTHERN COMPANY
                              EMPLOYEE SAVINGS PLAN

     WHEREAS, Southern Company Services, Inc. ("Company") adopted the latest amendment and restatement of The Southern Company Employee Savings Plan ("Plan"), effective as of December 20, 2006; and

     WHEREAS, the Company has authorized its officers to amend the Plan to provide for the designation of the Plan Administration Committee, the members of which to be appointed by the Fiduciary Oversight Committee of the Board of Directors, to serve as the Plan's Administrative Committee which is the entity responsible for plan administration; and

     WHEREAS, the appointed members of the Plan Administration Committee replace the existing members of the Administrative Committee effective May 31, 2007 pursuant to action taken by the Fiduciary Oversight Committee; and

     WHEREAS, pursuant to Notice 2005-5, Q&A 16, the Administrative Committee wishes to clarify the Sixth Amendment to the Plan, as amended and restated effective January 1, 2002, during the Plan's EGTRRA remedial amendment period concerning the effective date of the Plan's automatic rollover provisions; and

     WHEREAS, pursuant to Section 15.1 of the Plan, the Administrative Committee is authorized to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

     NOW, THEREFORE, the Administrative Committee hereby amends the Plan as follows:

                                       1.

     Effective March 28, 2005, Section 12.9 (b) is amended by adding the following to the end thereof:

     This subsection (b) is applicable to distributions made on or after March 28, 2005. Notwithstanding the preceding, pursuant to the transition rule in Notice 2005-5, Q&A-9, the Plan shall delay processing of automatic rollovers for the 2005 Plan Year under this subsection (b) because of insufficient administrative procedures for automatic rollovers to a date on or after October 6, 2005 but before the end of the Plan Year.

                                       2.

     Effective May 31, 2007, Section 13.1 is deleted in its entirety and replaced with the following:

     13.1 Membership of the Administrative Committee. The Plan shall be administered by the Plan Administration Committee the members of which shall be appointed from time to time by the Fiduciary Oversight Committee of the Board of Directors. Under the terms of the Plan, the Plan Administration Committee shall be referred to as the Administrative Committee as provided in Section 2.5. The Administrative Committee shall govern itself in accordance with the terms of the Charter for the Plan Administration Committee approved by the Fiduciary Oversight Committee of the Board.

                                       3.

     Effective May 31, 2007, Section 13.2 is deleted in its entirety and replaced with the following:

     13.2 Term. Any person serving in one of the positions set forth in Section
     13.1 shall be a member of the Administrative Committee for the period of time during which such individual serves as a member of the Plan Administration Committee. The composition of the Administrative Committee may be changed only by action of the Fiduciary Oversight Committee of the Board of Directors.

                                       4.

     Effective May 31, 2007, Section 13.3 is deleted in its entirety and replaced with the following:

     13.3 Transaction of Business. The transaction of business by the Administrative Committee shall be accomplished in accordance with the Charter for the Plan Administration Committee approved by the Fiduciary Oversight Committee of the Board.

                                       5.

     Except as amended by this First Amendment, the Plan shall remain in full force and effect.



     IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Plan's Administrative Committee, has adopted this First Amendment to The Southern Company Employee Savings Plan this 7th day of November, 2007.


                                                     ADMINISTRATIVE COMMITTEE

                                                     /s/Tim Fallaw
                                                     /s/Gordon G. Martin
                                                     /s/Robert A. Bell
                                                     /s/P. Bernard Jacob



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